                                                                    EXHIBIT 10.1

CERTIFIED RESOLUTION


Borrower:      IASIAWORKS KOREA LTD.,
               a Korean corporation

Guarantor:     IASIAWORKS, INC.,
               a Delaware corporation

Address:       2000 Alameda de las Pulgas, Suite 125
               San Mateo, CA  94403

Date:          October 7, 2000


     I, the undersigned, Secretary or Assistant Secretary of the above-named guarantor, a corporation organized under the laws of the state set forth above, do hereby certify that the following is a full, true and correct copy of resolutions duly and regularly adopted by the Board of Directors of said corporation as required by law, and by the by-laws of said corporation, and that said resolutions are still in full force and effect and have not been in any way modified, repealed, rescinded, amended or revoked.

          WHEREAS, Korea First Bank ("KFB") and iAsiaWorks Korea Ltd., a Korean corporation ("Borrower") are in the process of entering into a loan agreement dated as of October 7, 2000 (the "Loan Agreement") whereby KFB is agreeing to extend certain financial accommodations to Borrower.

          WHEREAS, KFB has declined to extend such financial accommodations to Borrower unless and until this corporation executes a continuing guaranty of the obligations of Borrower to KFB (the "Guaranty").

          WHEREAS, because of the business interrelationship of Borrower and this corporation, it is in the direct interest and advantage of this corporation to execute and deliver the Guaranty to KFB.

          RESOLVED, that any officer of this corporation (the "Authorized Officers"), hereby are authorized, directed, and empowered to enter into and to deliver to KFB this corporation's absolute and unconditional continuing guaranty of the due performance and payment by Borrower of all indebtedness to KFB under the Loan Agreement.

          RESOLVED FURTHER, that the Authorized Officers hereby are authorized, directed, and empowered, in the name of this corporation, to enter into, execute, and deliver to KFB, and KFB is requested to accept, the Guaranty and any and all renewals, extensions, and amendments thereof.

          RESOLVED FURTHER, that any and all acts of the Authorized Officers done or made heretofore in connection with the financial accommodations extended by KFB to Borrower, including but not limited to the execution and/or delivery of the Guaranty, are hereby ratified and approved.

     IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary or Assistant Secretary on the date set forth above.

                              /s/ Derrick N.D. Hansen
                              -----------------------------------------
                              Derrick N.D. Hansen, Secretary

                                                                  Execution Copy



                                LOAN  AGREEMENT

                               KRW14,000,000,000



                          dated as of October 7, 2000



                                    between



                             iAsiaWorks Korea Ltd.
                                  as Borrower


                                      and


                     Korea First Bank, Yangjae-dong Branch

                                   as Lender



                 _____________________________________________


                                   LEE & KO

                                 Seoul, Korea

                               TABLE OF CONTENTS
                               -----------------

Section                                                          Page
-------                                                          ----
1.   Interpretation.............................................    1
2.   The Facility...............................................    5
3.   The Drawdowns..............................................    6
4.   Interest...................................................    7
5.   Repayment, Prepayment and Cancellation.....................    8
6.   Fees and Expenses..........................................    9
7.   Payments and Evidence of Debt..............................   10
8.   Market Disruption..........................................   11
9.   Change of Law or Circumstances.............................   11
10.  Security...................................................   12
11.  Taxes and other Deductions.................................   14
12.  Representations and Warranties.............................   14
13.  Covenants..................................................   16
14.  Events of Default..........................................   19
15.  Default Interest...........................................   22
16.  Indemnities and Pro Rata Sharing...........................   22
17.  Assignment.................................................   23
18.  Governing Law and Jurisdiction.............................   23
19.  Notices....................................................   24
20.  Miscellaneous..............................................   24



SCHEDULES

Schedule I  CONDITIONS PRECEDENT DOCUMENTS


EXHIBITS

Exhibit A      FORM OF NOTICE OF DRAWDOWN
Exhibit B      FORM OF GUARANTY
Exhibit C      FORM OF PROCESS AGENT APPOINTMENT LETTER
Exhibit D-1    FORM OF LEGAL OPINION (BORROWER'S KOREAN COUNSEL)
Exhibit D-2    FORM OF LEGAL OPINION (GUARANTOR'S U.S. COUNSEL)
Exhibit D-3    FORM OF LEGAL OPINION  (Post Closing)
Exhibit E      FORM OF ASSIGNMENT OF INSURANCE AGREEMENT

                                LOAN AGREEMENT



THIS LOAN AGREEMENT (this "Agreement") is made on this 10th day of October, 2000

BY AND BETWEEN:

(1) iAsiaWorks Korea Ltd., a corporation duly organized and existing under the laws of the Republic of Korea with its registered head office at BoRaMae DaeKyo Building, 6th Floor, 729-21, Bongchon-dong, Kwanak-Gu, Seoul, Korea 151-706 as borrower ("Borrower"); and

(2)  KOREA FIRST BANK, Yangjae-dong Branch as lender ("Lender").


IT IS HEREBY AGREED as follows:


                          Section 1.  Interpretation

1.1  Definitions.  In this Agreement, unless the context requires otherwise:
     -----------

     "Affiliates" means any person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, Borrower. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the power, directly or indirectly, to direct or cause the direction of the management and policies of any person whether through the ownership of voting securities or by contract or otherwise, provided that, in any event, any person which owns directly or indirectly fifty percent (50%) or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or fifty percent (50%) or more of the partnership or other ownership interests of any other person will be deemed to control such corporation or other person;

     "Assignment of Insurance" means the insurance assignment agreement to be entered into by and between the Borrower and the Lender to assign Borrower's interest on the right of claims to Insurance Proceeds to secure the full performance of the Borrower's obligations hereunder substantially in the form of Exhibit E hereto;

     "Availability Period" means the period commencing on the date of this Agreement and ending on the earlier of (i) the date one (1) month from the date of this Agreement, and (ii) the date on which the Commitment (defined hereinafter) is fully drawn, cancelled or terminated under the provisions of this Agreement;

     "Banking Day" means a day (excluding Sunday) on which banks are open for business in Seoul, Korea;

     "Base Rate" means the final quotation yield rate for A+ three (3) year Korean Won-denominated corporate bond as published by the Korea Securities Dealers Association or a comparable substitute publication medium on the date immediately preceding the Funding Date or the Interest Refixing Date, as the case may be;

     "Commitment" means the obligation of the Lender to make Drawdowns available to the Borrower hereunder up to the aggregate principal amount of Fourteen Billion Korean Won(KRW14,000,000,000) upon terms and subject to the conditions of this Agreement or, where the context so requires, such principal amount.

     "Drawdown" means the borrowing by the Borrower of the Commitment pursuant to Section 3 or, where the context so requires, the amount of such drawdown;

     "EBITDA" means earnings before interest, tax, depreciation and amortization in accordance with generally accepted accounting principles in Korea;

     "Encumbrance" means:

     (a) any mortgage, charge, pledge, lien, encumbrance, hypothecation or other security interest or security arrangement of any kind ;

     (b) any arrangement whereby any rights are subordinated to any rights of any third party; and

     (c) any contractual right of set - off whereby the terms and conditions of the set-off right granted to other party is more favorable to such party than the terms and conditions of the set-off right granted under the Civil Code of Korea;

     "Event of Default"  means any event or circumstance specified as such in
     Section 13; and "prospective Event of Default" means any event or circumstance which with the giving of notice and/or the passage of time and/or the making of any relevant determination and/or the forming of any necessary opinion would be an Event of Default;

     "Facility" means the loan facility to be made available under this Agreement not to exceed Fourteen Billion Korean Won (14,000,000,000) Korean Won;

     "Funding Date" means the date on which the Drawdown actually occurs;

     "Guarantor" means iAsiaWorks, Inc., a corporation organized and existing under the laws of Delaware with its registered head office at 2000 Alameda de las Pulgas Suite 125, San Mateo, CA 94403, U.S.A;

     "Guaranty" means the unconditional and irrevocable guaranty to be executed by Guarantor in the form set forth in Exhibit B;

     "Indebtedness for Borrowed Money" means, as to any Person, without duplication, (a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services (other than any deferral in connection with the provision of credit in the ordinary course of business, including by any trade creditor, supplier or utility); (b) all obligations for the reimbursement of letters of credit issued for the account of such Person (other than letters of credit issued in connection with trade transactions in the ordinary course of business); and (c) the aggregate amount required to be capitalized under leases under which such Person is the lessee;

     "Insurance Policies" means the insurance policies issued by the insurers of recognized standing acceptable to the Lender in connection with fire insurance and such other insurances as reasonably requested by the Lender pursuant to the terms of this Agreement and the Kun-Mortgage Agreements to be taken out by the Borrower in respect of the Senan Building, in the amount and upon the terms and conditions as reasonable and customary for businesses of a like nature in the jurisdiction in which such properties and assets are located or in which such businesses are conducted;

     "Insurance Proceeds" means all moneys payable to the Borrower (or the security agent on its behalf) as the result of a claim under any of the Insurance Policies.

     "Interest Rate" has the meaning set forth in Section 4.3 (a);

     "Interest Refixing Date" means the third anniversary of the Funding Date; provided, however, if such date is not a Banking Day, then it shall be the immediately preceding Banking Day;

     "Interest Payment Date" means the last day of an Interest Period;

     "Interest Period" means, in relation to the Loan, an interest period ascertained in accordance with Section 4;

     "Korea" means the Republic of Korea;

     "KRW" or "Korean Won" means the lawful currency of Korea;

     "Kun-Mortgage Agreement I" means the kun-mortgage amendment agreement to be entered into by and among the Borrower, the Senan Building Owners and the Lender pursuant to Section 10.2 in order to modify and expand the scope of the secured obligation secured under the existing kun-mortgage of the first priority (in the maximum mortgage amount of Thirteen Billion Korean Won (KRW 13,000,000,000) on the Senan Building created by the Senan Building Owners for the benefit of the Lender) so as to cover the Facility under this Agreement and replace the Senan Building Owners (as existing obligor) with the Borrower (as new obligor), in form and substance satisfactory to the Lender;

     "Kun-Mortgage Agreement II" means the kun-mortgage agreement to be dated on or before the Funding Date entered into by and between the Borrower and the Lender for the creation of a new kun-mortgage of the second priority in the maximum mortgage amount of Five Billion two hundred million Korean Won (KRW5,200,000,000) on Senan Building to secure the Borrower's obligation to repay the Facility under this Agreement, in form and substance satisfactory to the Lender.

     "Kun-Mortgage Agreements" means both the Kun-Mortgage Agreement I and the Kun-Mortgage Agreement II collectively;

     "Kun-Mortgage I" means the first priority kun-mortgage created on the Senan Building with the maximum mortgage amount of Thirteen Billion Korean Won (KRW 13,000,000,000) as modified pursuant to the Kun-Mortgage Agreement I;

     "Kun-Mortgage II" means the kun-mortgage established pursuant to the Kun-Mortgage Agreement II;

     "Loan" means the aggregate principal amount drawn and for the time being outstanding under the Facility;

     "Margin" means two percent (2%);

     "Notice of Drawdown" means a notice in the form set forth in Exhibit A;

     "Repayment Date" means the date five (5) years after the date of the Drawdown.

     "Senan Building" means the land of 4,801.2 square meters located at 1423-1 and 1423-2, Seocho-dong, Seocho-ku, Seoul, Korea and the building located thereon. For the avoidance of doubt, any reference to Senan Building will include all future additional constructions, improvements and renovations thereto, including but not limited to, the construction of any and all additional floors and/or levels;

     "Senan Building Owners" means Senan Corporation, a corporation duly organized in Korea with its registered office at 1423-1 and 1423-2, Seocho-dong, Seocho-ku, Seoul, Korea and Mr. Eui-Suk Lee or any other persons who own the Senan Building; and

     "Senan Loan" means the principal of and interest on, and all other amounts due with respect to the loan extended by the Lender to the Senan Corporation under the loan agreement dated April, 21, 2000 entered into by and between the Lender and the Senan Building Owners.

1.2  Construction.  In this Agreement, unless the context requires otherwise,
     ------------
     any reference to:

     an "authorization" includes any approvals, consents, licenses, permits, franchises, permissions, registrations, resolutions, directions, declarations and exemptions;

     "indebtedness" includes any obligation of any person for the payment or repayment of money, whether present or future, actual or contingent, including but not limited to any such obligation:

     (a) under or in respect of any acceptance, bill, bond, debenture, note or similar instrument;

     (b) under or in respect of any guarantee, indemnity, counter-security or other assurance against financial loss;

     (c)  in respect of the purchase, hire or lease of any asset or service; or

     (d) in respect of any indebtedness of any other person whether or not secured by or benefiting from an Encumbrance on any property or asset of such person;

     "law" and/or "regulation" includes, whether or not having the force of law, any constitutional provisions, treaties, conventions, statutes, acts, laws, decrees, ordinances, subsidiary and subordinate legislation, orders, rules and regulations having the force of law and rules of civil and common law and equity;

     a "month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or (if there is no such numerically corresponding day or if a period starts on the last day in a calendar month) on the last day of such next calendar month;

     an "order" includes any judgment, injunction, decree, determination or award of any court, arbitration or administrative tribunal;

     a "person" includes any individual, company, body corporate or unincorporated or other juridical person, partnership, firm, joint venture or trust or any federation, state or subdivision thereof or any government or agency of any thereof; and

     "tax" includes any tax, levy, duty, charge, impost, fee, deduction or withholding of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing or other authority and includes any interest, penalty or other charge payable or claimed in respect thereof and "taxation" shall be construed accordingly.

1.3  Successors and Assigns.  The expressions "Borrower" and "Lender" shall,
     ----------------------
     where the context permits, include their respective successors and permitted assigns and any persons deriving title under them.

1.4  Miscellaneous.  In this Agreement, unless the context requires otherwise,
     -------------
     references to statutory provisions shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time; words importing the singular include the plural and vice versa and words importing a gender include every gender; references to this Agreement shall be construed as references to such document as the same may be amended, supplemented or novated from time to time; unless otherwise stated, references to Sections, the Schedules and the Exhibits are to sections of and the schedules and the exhibit to this Agreement and references to this Agreement include the Schedules and the Exhibits. Section headings are inserted for reference only and shall be ignored in construing this Agreement.


                           Section 2.  The Facility

2.1  Amount.  Subject to the provisions of this Agreement, the aggregate
     ------
     principal amount of the Facility available to Borrower is Fourteen Billion Korean Won (KRW14,000,000,000).

2.2  Purpose.  The proceeds of the Facility shall be used exclusively for
     -------
     Borrower's acquisition of the Senan Building and prepayment of the Senan Loan. The Lender shall not have any responsibility for the application of the proceeds by Borrower.

                          Section 3.   The Drawdowns


3.1  Availability of Drawdown.  Subject to Sections 3.2 and 3.3 and the other
     ------------------------
     terms and conditions of this Agreement, Borrower may borrow the Commitment on any Banking Day during the Availability Period in a single Drawdown.

3.2  Conditions Precedent to Drawdown.  The obligation of the Lender to make the
     --------------------------------
     Facility available to Borrower in respect of the Drawdown are subject to the conditions that:

     (a) The Lender shall have received, before the Notice of Drawdown is given or at such later time as the Lender may agree, all of the documents and evidence specified in Schedule I in form and substance reasonably satisfactory to the Lender. Copies required to be certified shall be certified in a manner satisfactory to the Lender by a duly authorized officer of Borrower or other party concerned;

     (b) The Lender shall have received not later than 12:00 noon (Seoul time) on the Banking Day before the date on which such Drawdown is proposed to be made (or such later time as the Lender may agree) a duly completed and signed Notice of Drawdown;

     (c) The Kun-Mortgage Agreements and the Assignment of Insurance are duly executed by the parties thereto;

     (d) No Event of Default or prospective Event of Default shall have occurred (or would occur as a result of any Drawdown being made) and all representations and warranties made by Borrower in or in connection with this Agreement shall be true and correct as at the date of such Drawdown with reference to the facts and circumstances then subsisting; and

     (e) Not later than 11:00 a.m. (Seoul time) on the Banking Day before the date on which such Drawdown is proposed to be made, the Lender shall have received and found satisfactory such additional information, legal opinions and documents relating or relevant to this Agreement as the Lender may reasonably require as a result of circumstances arising or becoming known to the Lender since the date of this Agreement.

3.3  Notice of Drawdown Irrevocable.  A Notice of Drawdown once given shall be
     ------------------------------
     irrevocable and Borrower shall be bound to make a Drawdown in accordance therewith, except as otherwise provided in this Agreement. If for any reason a Drawdown is not made in accordance with the corresponding Notice of Drawdown, Borrower shall on demand pay to the Lender such amount (if any) as the Lender may certify to be necessary to compensate it for any loss or expense incurred in liquidating or redeploying funds arranged for the purpose of the proposed Drawdown or otherwise as a consequence of the proposed Drawdown not having been made in accordance with such Notice of Drawdown.

3.4  Cancellation.  Any part of the Facility not drawn at the end of the
     ------------
     Availability Period shall be cancelled.

3.5  Post Closing
     -------------

     The Borrower shall, within ten (10) Banking Days from the Funding Date, deliver to the Lender:

     (a) a certified copy of the Real Estate Registry Extracts related to Senan Building showing proper registration of the Kun-Mortgage I and Kun-Mortgage II;

     (b) a legal opinion from DW Partners, as Korean counsel to the Borrower, (substantially in the form attached as Exhibit D-3) confirming that the Kun-Mortgage I, Kun Mortgage II and the Assignment of Insurance have been duly created, registered, recorded and perfected in accordance with the terms of the relevant Kun-Mortgage Agreements and the Insurance Assignment Agreement; and

     (c) a copy of the Insurance Policies, with endorsements thereto as required under this Agreement.


                             Section 4.  Interest

4.1  Interest.  Borrower shall pay interest on the Loan in accordance with the
     --------
     provisions of this Section.

4.2  Interest Periods.  The Interest Periods applicable to the Drawdown shall be
     ----------------
     three (3) months, provided that:

     (a) the first Interest Period shall commence on the date on which such Drawdown is made;

     (b) each Interest Period (except the first Interest Period in relation to the Drawdown) shall commence on the last day of the preceding Interest Period;

     (c) any Interest Period which would otherwise end on a non-Banking Day shall instead end on the next following Banking Day or, if that Banking Day is in another calendar month, on the immediately preceding Banking Day;

     (d) if any Interest Period commences on the last Banking Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month three (3) months thereafter that Interest Period shall, subject to paragraph (e), end on the last Banking Day of such later calendar month; and

     (e) any Interest Period which would otherwise extend beyond the Repayment Date shall instead end on that date.

4.3  Interest Rate and Calculation. (a)  The rate of interest applicable to Loan
     -----------------------------
     for each Interest Period ("Interest Rate") shall be the rate per annum
                                                                  --- -----
     determined as follows:

          (i) in respect of the period starting from and including the Funding Date to but excluding the Interest Refixing Date, the applicable Interest Rate shall be the rate determined by adding the Margin to the higher of (x) the Base Rate or (y) 9% p.a. ; and

          (ii) in respect of the period starting from and including the Interest Refixing Date until full payment of the Facility, the applicable Interest Rate shall be the sum of the Margin and the Base Rate.

     (b) Interest shall accrue at the Interest Rate from day to day, shall be calculated on the basis of the actual number of days elapsed and a 365 day year, including the first day of the period during which it accrues but excluding the last, and shall be paid in arrears on each Interest Payment Date. The Lender shall notify Borrower of each Interest Rate determined under this Section. For clarification purposes of this Section 4.3, the interest rate shall not compound daily and rather shall compound on a quarterly basis.


              Section 5.  Repayment, Prepayment and Cancellation

5.1  Repayment.  Subject as otherwise provided herein, Borrower shall repay the
     ---------
     Loan in one lump sum, together with all accrued interest and other monies due and payable in connection with the Facility, on the Repayment Date.

5.2  Voluntary Prepayment.  Borrower may prepay all or part of the Loan on any
     --------------------
     Interest Payment Date after the end of the Availability Period, provided that:

     (a) Borrower shall have given to the Lender not less than thirty (30) days' prior written notice specifying the amount and date of prepayment;

     (b) the amount of any partial prepayment shall be at least Two Billion Korean Won (KRW2,000,000,000) and an integral multiple of One Billion Korean Won (KRW1,000,000,000) except in the case of a prepayment in full of the entire remaining balance of the Loan; and

     (c) all other sums then due and payable under this Agreement shall have been paid.

5.3  Provisions Applicable to Prepayments. The Borrower may not prepay the Loan
     ------------------------------------
     or any part thereof except in accordance with the express terms of this Agreement. Any notice of prepayment given by Borrower under any provision of this Agreement shall be irrevocable and Borrower shall be bound to make a prepayment in accordance therewith.


5.4  Prepayment Fee.  If the Loan or any part thereof is prepaid under any
     --------------
     provision of this Agreement, unless otherwise expressly provided in this Agreement, the Borrower shall pay to the Lender a prepayment fee in an amount calculated as set forth below:


               F =  P x 1.00% + P x V x (D/365)

               F:  prepayment fee
               P:  Principal amount of the Loan that is being prepaid
               V: Value (not less than zero) equal to the applicable Base Rate less the final quotation yield rate for A+ three (3) year Korean Won-denominated corporate bond as published by the Korea Securities Dealers Association one (1) Banking Day immediately prior to the prepayment date
               D: Actual number of days from the prepayment date to the date of next interest rate re-fixing (or maturity) for the Loan


5.5  Other Amounts.  If the Loan or any part thereof is prepaid under any
     -------------
     provision of this Agreement, Borrower shall also pay to the Lender, at the time of prepayment, such interest accrued up to the date of prepayment and all other sums payable by Borrower under this Agreement.


                         Section 6.  Fees and Expenses

6.1  Front-end Fee.  Borrower shall pay to the Lender a front-end fee in the
     -------------
     amount equivalent to zero point three percent (0.3%) flat of the amount of the Facility. Such front-end fee shall be payable on the earlier of the date thirty (30) days from the date of this Agreement and the date of the Drawdown.

6.2  Expenses.  Borrower shall forthwith, on demand, and whether or not any
     --------
     Drawdown is made, pay to or reimburse the Lender for all reasonable costs, charges and expenses (including legal and other fees on a full indemnity basis and translation, communication, advertisement, travel and all other out-of-pocket expenses) incurred by it in connection with the negotiation, preparation, execution and (where relevant) registration of this Agreement and any other documentation required hereunder and the arrangement of the Facility and any amendment hereto and any inspection, calculation, approval, consent or waiver to be conducted, made or given by the Lender pursuant to any provision of this Agreement.

6.3  Enforcement Costs.  Borrower shall from time to time forthwith on demand
     -----------------
     pay to or reimburse the Lender for all reasonable costs, charges and expenses (including legal and other fees on a full indemnity basis and all other out-of-pocket expenses) incurred by it in exercising any of its rights or powers under this Agreement or in suing for or seeking to recover any sums due under this Agreement or otherwise preserving or enforcing its rights under this Agreement or in defending any claims brought against it in respect of this Agreement.

6.4  Taxes.  Borrower shall pay all present and future stamp and other like
     -----
     duties and taxes and all notarial, registration, recording and other like fees which may be payable in respect of this Agreement and shall indemnify the Lender against all liabilities, costs and expenses which may result from any default in paying such duties, taxes or fees.


                   Section 7.  Payments and Evidence of Debt

7.1  Drawdowns.
     ---------

     (a) Amounts to be advanced by the Lender to Borrower under this Agreement shall be made available to the Lender not later than 11:00 a.m. (Seoul time) on the date of the relevant Drawdown in same day funds.

     (b) Subject to paragraph (c) below, the Lender shall make available to Borrower the amounts by payment to the account to be designated by Borrower in the relevant Notice of Drawdown.

     (c) In order to eliminate unnecessary movement of cash, the Lender shall be entitled to set off from the Drawdown amount, the amount equal to the sum of the principal amount of the Senan Loan, interest accrued thereon up to the Funding Date and all other sums payable under the Senan Loan and deposit only the remaining amount into the Borrower's account. For avoidance of doubt, the Borrower shall be deemed to have borrowed the full amount of the Drawdown as specified in the Notice of Drawdown when the Lender deposits into the Borrower's account the portion of the Drawdown amount remaining amount after set-off of the Senan Loan.

7.2  Payments by Borrower.   Unless otherwise instructed by the Lender, all
     --------------------
     payments by Borrower under this Agreement shall be made to the Lender not later than 11:00 a.m. (Seoul time) on the relevant due date in same day funds at the Lending Office of the Lender.

7.3  Allocation of Receipts.  If any amount received by the Lender is less than
     ----------------------
     the full amount due, the Lender shall have the right to allocate the amount received towards principal, interest and/or other sums owing hereunder as it considers appropriate.

7.4  Banking Days.  Subject to Section 4.2, if any sum would otherwise become
     ------------
     due for payment on a non-Banking Day that sum shall become due on the next following Banking Day and interest shall be adjusted accordingly, except that if the repayment due under Section 5.1 would then become due in another calendar month such repayment shall become due on the immediately preceding Banking Day.

7.5  Evidence of Debt.  The Lender shall maintain on its books in accordance
     ----------------
     with its usual practice a set of accounts recording the amounts from time to time owing by Borrower hereunder. In any legal proceeding and otherwise for the purposes of this Agreement the entries made in such accounts shall, in the absence of manifest error, be conclusive and binding on Borrower as to the existence and amounts of the obligations of Borrower recorded therein.

7.6  Certificate Conclusive and Binding.  Where any provision of this Agreement
     ----------------------------------
     provides that the Lender may certify or determine an amount or rate payable by Borrower, a certificate by the Lender as to such amount or rate shall be conclusive and binding on Borrower in the absence of manifest error.


                  Section 8   Substitute Basis of Borrowing

8.1 Notwithstanding anything in this Agreement to the contrary if, on or prior to the Interest Refixing Date, the Lender reasonably determines that the quotation of interest rate referred to in the definition of the Base Rate is no longer published for purposes of determining the Interest Rate, then the Lender shall notify the Borrower in writing of such fact and the following provisions shall apply:

     (a) during the thirty (30) day period following the date of any such notice to the Borrower by the Lender ("Negotiation Period"), the Lender and the Borrower shall negotiate in good faith for the purpose of agreeing upon an alternative, mutually acceptable basis ("Substitute Basis") for determining the rate of interest to be applicable to the Loan and if, at the expiration of the Negotiation Period, the Lender and the Borrower have agreed upon the Substitute Basis, the Substitute Basis shall take effect from the date the Lender delivered notice to the Borrower hereunder; or

     (b) if at the expiration of the Negotiation Period, the Substitute Basis has not been agreed upon, then the Lender shall have the right, by written notice delivered to the Borrower, to declare that for all purposes of this Agreement, the Interest Rate shall be, as of the date of the expiration of the Negotiation Period, the then prevailing interest rate as applied by the Lender to its borrowers for three(3) year loan in Korean Won. In such event, the Borrower shall have the option to prepay the Loan, without any payment of prepayment fee as set forth in the Section 5.4 of this Agreement, by giving written notice to the Lender specifying the prepayment date which is not less than fourteen (14) days after such notice is given. If Borrower elects to exercise such option, the Facility shall be cancelled and the Borrower shall prepay the Loan in full together with interest accrued thereon up to the date of prepayment.


8.2 Notwithstanding anything contained in Section 8.1, if the condition referred to in Section 8.1 ceases to exist, then interest on the Loan shall again be determined in accordance with the provisions of Section 4.3, commencing as of the next Interest Period occurring after the date such condition ceases to exist.


                  Section 9.   Change of Law or Circumstances

9.1  Unlawfulness.  If it becomes unlawful for the Lender to give effect to its
     ------------
     obligations hereunder, the Lender shall so notify Borrower, whereupon the Lender's Commitment shall be cancelled and its obligation to maintain the Loan shall cease. Borrower shall forthwith after such notification, or such longer period as the Lender may certify as being permitted by the relevant law, prepay such Loan, without any payment of prepayment fee as set forth in the Section 5.4 of this Agreement, in full together with interest accrued thereon to the date of prepayment and any other monies owing hereunder to the Lender.

9.2  Increased Cost.  If the Lender determines that any change in any applicable
     --------------
     law or regulation or in the interpretation or application thereof or compliance by the Lender with any applicable direction, request or requirement (whether or not having the force of law) of any competent governmental or other authority does or will:

     (a) subject the Lender to any tax or other payment with reference to sums payable by Borrower under this Agreement or oblige the Lender to forgo any interest or other return on or calculated by reference to the amount of any sum received or receivable by it under this Agreement; or

     (b) impose on the Lender any other condition the effect of which is to (i) increase the cost to the Lender of participating in the Facility, including without limitation increased costs resulting from complying with applicable capital adequacy requirements, or (ii) reduce the amount of any payment receivable by, or the effective return to, the Lender in respect of the Facility;

     the Lender may so notify Borrower, and Borrower shall from time to time upon demand (whether or not the Loan has been repaid) pay to the Lender such amounts as the Lender may certify to be necessary to compensate it for such tax, payment, increased cost or reduction (each an "increased cost"). Where such increased cost arises from circumstances contemplated above which affect the Lender's business generally or the manner in which or extent to which the Lender allocates capital resources, the Lender shall be entitled to such increased cost as it determines and certifies is fairly allocable to the Facility. So long as the circumstances giving rise to such increased cost continue, Borrower may, after giving the Lender not less than thirty (30) days' prior written notice, prepay all (but not only part) of the Loan, without any payment of prepayment fee as set forth in the Section 5.4 of this Agreement, and upon the giving of such notice the Lender's Commitment shall be cancelled and no further Drawdowns shall be made.


                             Section 10.  Security

10.1 Mortgage of the Senan Building.  As collateral security for the prompt
     ------------------------------
     payment when due of the principal of and interest on, and all other amounts due with respect to the Loan outstanding and all other amounts owing hereunder, the Borrower hereby agrees to grant and confirms unto the Lender, a first priority kun-mortgage interest on Senan Building to be purchased by the Borrower and the maximum mortgage amount of such kun-mortgage shall be Eighteen Billion Two Hundred Million Korean Won (KRW18,200,000,000).

10.2 Mitigation of Costs and Expense related to Registration of Mortgage.
     ---------------------------------------------------------------------

(a) Currently, a first priority kun-mortgage ("Existing Mortgage") with the maximum mortgage amount being Thirteen Billion Korean Won (KRW 13,000,000,000) exists on the Senan Building, which is created to secure the Senan Loan extended by the Lender to the Senan Corporation. The outstanding principal amount of the Senan Loan as of the date of this Agreement is Ten Billion Korean Won (KRW10,000,000,000). In order to reduce the costs and expenses related to the registration of the mortgage referred to in Section 10.1 above, the Borrower and the Lender hereby agrees to use the Existing Mortgage to secure the Borrower's payment obligations hereunder instead of creating a new first priority kun-mortgage to secure such obligations. To this end, instead of deregistering the Existing Mortgage and registering a new first priority kun-mortgage on the Senan Building, the Borrower agrees to assume all of the Senan Corporation's obligation under the Senan Loan and under the Existing Mortgage and expand the scope of the secured obligations under the Existing Mortgage so that the Facility shall be added as secured obligations in addition to the Senan Loan. For that purpose, the following steps will be taken:

          (i) At least one (1) Banking Day prior to the Funding Date, Kun-Mortgage Agreement I shall be entered into by and among the Borrower, the Senan Building Owners and the Lender.

          (ii) At least one (1) Banking Day prior to the Funding Date, Kun-Mortgage Agreement II shall be duly entered into by and between the Borrower and the Lender.

     (b) The Borrower agrees it shall prepay the Senan Loan in full on the Funding Date with the proceeds of the Loan hereunder.

10.3 New Registration of Mortgage.
     ----------------------------

     (a) The Borrower expressly acknowledges and agrees that Lender has agreed to the measures under Section 10.2 solely for the benefit of the Borrower to save costs and expenses related to the registration of kun-mortgage and that, at all times, the economic effect of having Kun-Mortgage I and Kun-Mortgage II, as contemplated under Section 10.2 should be the same as if a new first priority kun-mortgage is registered in the maximum mortgage amount of Eighteen Billion Two Hundred Million Korean Won (KRW18,200,000,000) for the benefit of the Lender for the purpose of securing the Facility. If, for any reason, the appropriation of the Existing Mortgage becomes impractical or, at the reasonable discretion of the Lender, the Lender's enforcement of either Kun-Mortgage I or Kun Mortgage II is adversely affected, the Lender shall be entitled to require the Borrower to create a new first priority kun-mortgage in the maximum mortgage amount of Eighteen Billion Two Hundred Million Korean Won (KRW18,200,000,000) for the benefit of the Lender to secure all of the Borrower's obligations under this Agreement as originally contemplated in Section 10.1 in lieu of Kun-Mortgage I and Kun-Mortgage II.

     (b) The Borrower currently plans to extend two floors (third and fourth floors) to the Senan Building in the near future and hereby expressly agrees and acknowledges that such addition to the building will be automatically subject to the effects of the Kun-Mortgage I and Kun-Mortgage II. The Borrower further covenants that within sixty (60) days from the completion of the construction of the third and fourth floors of Senan Building, (i) the Borrower shall submit an appraisal report prepared by the Korean Appraisal Board showing the appraisal results conducted on the Senan Building after the construction of third and fourth floors is completed, and (ii) the Borrower shall file an application with the competent Real Estate Registry Offices to modify the description of the Senan Building recorded on the Real Estate Registry (the "Pyojebu" portion of the Real Estate Registry) to include such addition of the two floors to the Senan Building.

     (c) If the application to modify the Pyojebu portion of the Real Estate Registry of the Senan Building is rejected by the registry office due to the fact that any of the future additional construction, extension, improvement, refurbishment, remodeling or renovation to the Senan Building has caused the Senan Building to be no longer considered as the same as a result of such additional construction, extension, improvement, refurbishment, remodeling or renovation, the Borrower shall, within fifteen (15) days from such rejection by the registry office, complete a new ownership registration in the name of the Borrower in respect of the Senan Building and registration of a first priority kun-mortgage in the maximum mortgage amount of Eighteen Billion two hundred million Korean Won (KRW18,200,000,000) securing all of the Borrower's obligations under this Agreement for the benefit of the Lender.

10.4 Assignment of Claims to Insurance Proceeds. As a security for the prompt
     -------------------------------------------
     payment when due of the principal of and interest on, and all other amounts due with respect to the Loan outstanding and all other amounts owing hereunder, the Borrower agrees, to assign all of its rights to claim insurance proceeds under the Insurance Policies pursuant to the Assignment of Insurance. The Borrower shall duly complete necessary procedures required for perfection of the Assignment of Insurance.


                    Section 11.  Taxes and other Deductions

11.1 Payments to be Free and Clear.  All sums payable by Borrower under this
     -----------------------------
     Agreement shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax or other deductions or withholdings of any nature.

11.2 Grossing-up of Payments.  If Borrower or any other person is required by
     -----------------------
     any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment for the account of the Lender, Borrower shall, together with such payment, pay such additional amount as will ensure that the Lender receives (free and clear of any tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required. Borrower shall promptly forward to Lender copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.


                  Section 12.  Representations and Warranties

Borrower represents and warrants to the Lender as follows:

12.1 Incorporation and Qualification.  Borrower is a corporation duly organized
     -------------------------------
     and validly existing under the laws of Korea. Guarantor is duly organized and validly existing under the laws of its respective jurisdiction of organization. Borrower and the Guarantor are qualified or registered to do business in every jurisdiction where the failure to so qualify or register could have a material adverse effect on Borrower or the Guarantor.

12.2 Power and Authority.  Borrower has full legal right, power and authority to
     -------------------
     carry on its present business, to own its properties and assets, to incur the indebtedness and other obligations provided for in this Agreement, to execute and deliver this Agreement and all other documents thereunder and to perform and observe the terms and conditions thereof.

12.3 Authorization of Borrowing.  Borrower has taken all appropriate and
     --------------------------
     necessary corporate and legal actions to authorize the execution and delivery of this Agreement and all other documents thereunder and to authorize the performance and observance of the terms and conditions thereof.

12.4 Authorizations and Approvals.  Borrower has obtained or effected all
     ----------------------------
     authorizations, if any, necessary for the valid execution, delivery and performance of this Agreement and such authorizations are in full force and effect or, by the date on which the Notice of Drawdown is given, such authorizations will have been obtained and be in full force and effect and there has been no default under the conditions of any of the same.

12.5 Agreement Binding; Compliance with Law and Other Agreements.  This
     -----------------------------------------------------------
     Agreement constitutes the legal, valid, binding and unsubordinated obligation of Borrower enforceable in accordance with its terms. The execution, delivery and performance of the terms of this Agreement, the payment by Borrower of all amounts due on the dates and in the currency provided for herein and the application of the proceeds of the Facility as provided in Section 2.2 hereof (i) will not violate or contravene any provision of law or regulation which is applicable to Borrower; (ii) will not conflict with the Articles of Incorporation or by-laws (or comparable constituent documents) of Borrower; (iii) will not conflict with or result in the breach of any provision of, or in the imposition of any Encumbrance under, any agreement or instrument to which Borrower is a party or by which it or any of its properties or assets is bound; and (iv) will not constitute a default or an event that, with the giving of notice or the passing of time, or both, would constitute a default under any such agreement or instrument.

12.6 No Event of Default. Borrower is not in default under any agreement or
     -------------------
     obligation applicable to it or its assets or revenues, the consequences of which default could materially and adversely affect its business or financial condition or its ability to perform its obligations under this Agreement and no Event of Default or prospective Event of Default has occurred.

12.7 Compliance with Law.  Borrower and the Guarantor are in full compliance
     -------------------
     with all applicable laws, regulations and orders, whether or not having the force of law, including without limitation, tax laws.

12.8 Ranking of the Facility.  The claims of the Lender to the Senan Building
     -----------------------
     over which Kun-Mortgage under the Kun-Mortgage Agreements is expressed to be created in respect of the obligations of the Borrower under this Agreement will rank ahead of the claims of all other creditors of the Borrower over such asset and to the extent that those assets are insufficient to satisfy such obligations then the remaining claims of the Lender against the Borrower under this Agreement will rank at least equally and ratably (pari passu) in point of priority and security with the claims of all other unsecured and non-subordinated creditors of the Borrower save those preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

12.9 Legal Actions.  All registrations, recordings or filings, if any, required
     -------------
     as a condition to the legality, validity or enforceability of this Agreement or any other document to be executed and delivered pursuant to the terms of this Agreement have been made by Borrower.

12.10  Financial Statements.  The most recent financial statements of Borrower
       --------------------
       for the time being (including the profit and loss account and balance sheet) were prepared in accordance with all applicable laws and regulations of Korea and generally accepted accounting principles and policies consistently applied and show a true and fair view of the financial position of Borrower as at the end of, and the results of its operations for, the financial period to which they relate and, as at the end of such period Borrower did not have any significant liabilities (contingent or otherwise) or any unrealized or anticipated losses which are not disclosed by or reserved against in, such financial statements, and there has been no material adverse change in the business or financial condition of Borrower since the date of such financial statements.

12.11  Encumbrances. No Encumbrance exists over all or any part of the property,
       ------------
       assets or revenues of Borrower other than those disclosed in the financial statements referred to in Section 12.10 or those notified by Borrower to Lender on or prior to the date of this Agreement. Kun-Mortgage Agreements create or will create first priority security interests on Senan Building in accordance with and subject to the terms and conditions of such Kun-Mortgage Agreements.

12.12  Litigation.  No litigation, administrative proceeding or arbitration is
       ----------
       presently pending or threatened against Borrower or the Guarantor or their assets or revenues which, if adversely determined, could have a material effect on the ability of Borrower or Guarantor to perform its obligations under this Agreement.

12.13  No Misstatement.  No information, exhibit or report furnished in writing
       ---------------
       by Borrower to the Lender in connection with the negotiation of this Agreement contained any misstatement of fact as at the date of such exhibit or report or as at the date when such information was given which was material in the context of this Agreement or omitted to state a fact as at such date which in any such case would be materially adverse to the interests of the Lender under this Agreement.


                            Section 13.  Covenants

13.1   Financial Statements.  Throughout the life of this Agreement, Borrower
       --------------------
       shall provide the Lender with copies of its unaudited financial statements for the first six (6) months of each fiscal year and its audited financial statements for each fiscal year as they are available but in any event not later than sixty (60) days after the close of each fiscal period covered by an unaudited financial statement and not more than ninety (90) days after the close of each fiscal period covered by an audited financial statement and such other information respecting the financial condition and operations of Borrower as the Lender may from time to time request. Each financial statement provided hereunder shall have been prepared in accordance with generally accepted accounting principles in Korea consistently applied, and be accompanied by a certificate executed by the principal financial officer of Borrower stating (i) that as of the date of such financial statement Borrower is in full compliance with all terms and conditions hereof, including without limitation all financial covenants, and of any document executed pursuant hereto, and (ii) that as of such date no Event of Default or prospective Event of Default has occurred and is continuing.

13.2 Taxes.  Borrower shall pay and discharge all taxes, assessments and
     -----
     governmental charges upon them or their respective assets promptly when due and, in any event, prior to the date on which penalties may become attached thereto.

13.3 Representations & Warranties.  Borrower shall ensure that the
     ----------------------------
     representations and warranties contained in this Agreement remain at all times, during the terms of this Agreement as set forth Section 20.1 of this Agreement, true and accurate by reference to the facts and circumstances from time to time existing.

13.4 Continuing Governmental Authorizations.  Borrower undertakes to maintain in
     --------------------------------------
     full force and effect all governmental authorizations referred to in
     Section 12.4, if any, and to obtain or effect any new or additional governmental authorizations, as may be required or advisable in respect of the performance by Borrower of any of the terms and conditions of this Agreement.

13.5 Maintenance and Continuity of Business.  (a)  Borrower shall maintain  its
     --------------------------------------
     corporate existences in good standing and in compliance with all applicable laws and regulations, and Borrower shall maintain the present character of its business.

     (b) Borrower shall maintain insurance on and in relation to its businesses, properties and assets with reputable underwriters or insurance companies against such risks and in such amount as are customary for businesses of a like nature in the jurisdiction in which such properties and assets are located or in which such businesses are conducted.

     (c) Borrower shall not, except with the prior written consent of the Lender, (i) merge or consolidate with any other corporation or (ii) purchase or otherwise acquire all or substantially all of the assets of any other corporation or (iii) sell, lease, transfer or otherwise dispose of all or any material portion of its property or assets, whether by a single transaction or by a number of transactions whether related or not. Lender's consent shall not be unreasonably withheld and shall be provided within 10 Banking Days from the date Borrower provided the Lender with all reasonably necessary information requested by the Lender so as to give such consent.

13.6 Notice.  As soon as possible but in any event within seven (7) days after
     ------
     occurrence, Borrower shall give written notice to the Lender of any Event of Default or prospective Event of Default, or any litigation, administrative proceeding or arbitration referred to in Section 12.12, and of any other matter which has resulted or might result in a material adverse change in Borrower's operations or financial condition or affect Borrower's ability to pay, when due, any amounts due under this Agreement.

13.7 Encumbrances.  Borrower shall not, except with the prior written consent of
     ------------
     the Lender, permit any loan, debt, guarantee or other obligation constituting indebtedness of Borrower or any other person to be secured by any Encumbrance on the Senan Building.

13.8 Financial Covenants.   The Borrower shall ensure that, at all times during
     -------------------
     the period starting from the first half of the Borrower's fiscal year of 2003 until the expiration of the term of this Agreement, (a) the ratio of EBITDA to interest expenses (incurred in respect of the Indebtedness for Borrowed Money) shall be equal or greater than 2.0; and (b) the ratio of Indebtedness for Borrowed Money of the Borrower to EBITDA shall be equal or less than 4.0. The financial ratios in (a) and (b) shall be calculated on the basis of semi-annual unaudited financial statements and annual audited financial statements as submitted by the Borrower pursuant to Section 13.1.; provided, however, to the extent that no other Event of Default has occurred and is concurrently existing, the Lender shall be entitled to take actions under Section 14.2 only from the third anniversary of the date of the Drawdown even though the Borrower fails to meet either of the above financial ratios for the first half of the Borrower's fiscal year of 2003.

13.9  Accounts.  During the term of this Agreement, the Borrower shall open and
      --------
      maintain a revenue account with the Lender and ensure that the majority of the Borrower's servicing fees to be received in consideration for the Borrower's provision of services to its customers after the Funding Date are deposited into such revenue account; provided that terms received by the Borrower from the Lender are comparable to prevailing market rates. Further, in the event that a need to deposit any surplus cash with a financial institution in Korea arises at any time during the term of this Agreement, the Borrower shall deposit such cash in the deposit/savings account established with the Lender.

13.10 Use of Facility.  Borrower shall use the proceeds of the Facility
      ---------------
      exclusively for the purposes specified in Section 2.2.

13.11 Security Interest.  Borrower shall maintain Kun-Mortgages under Kun-
      -----------------
      Mortgage Agreement I and Kun-Mortgage Agreement II in full force and effect.

13.12 Insurance.
      ----------

      (a) During the term of this Agreement, the Borrower shall (i) maintain the Insurance Policies in full force and effect in accordance with its obligations hereunder; (ii) provide to the Lender evidence that all Insurance Policies are in full force and effect; (iii) perform all of its obligations under the terms of the Insurance Policies; and
           (iv) notify the Lender of any material change intended to be made by the Borrower to any of the Insurance Polices and not to make any material alteration to any Insurance Policies without the prior written consent of the Lender.


      (b) The Borrower shall use reasonable efforts to protect its interests and rights in, and the Lender's interests and rights in, the Insurance Policies and any proceeds received therefrom.

      (c) The Borrower shall notify the Lender upon the occurrence of any event that is likely to give rise to a claim under any Insurance Policies.

      (d) The Borrower shall not, without the prior written consent of the Lender, settle, compromise or abandon any claim under any of the Insurance Policies.

      (e) In the event that the Borrower fails to pay any premium when due, the Lender, on behalf of the Borrower, may, but shall not be obligated to, pay any premium or other amounts payable in respect of the Insurance Policies or effect any insurance required to be maintained pursuant to this Agreement or the Kun-Mortgage Agreements and the Borrower will on demand pay to the Lender the amount of any payment made in connection with the provisions of this Agreement, together with interest on such amount at the Default Interest Rate for the period beginning on the date on which the Lender made such payment up to the date of receipt of the amount of such payment from the Borrower.

13.13 Further Documents. Borrower shall furnish the Lender with all such other
      -----------------
      documents and instruments and do all such other acts and things as the Lender may require to carry out the transactions contemplated herein or in the documents to be delivered hereunder.


                        Section 14.  Events of Default

14.1  Events of Default.  Each of the following events or occurrences shall
      -----------------
      constitute an Event of Default under this Agreement:

      (a) Borrower fails to pay, within three (3) business days, when due any sum payable under this Agreement when due or otherwise in accordance with the provisions of this Agreement.

      (b) Any representation, warranty or statement made or deemed to be made by Borrower in this Agreement, Kun-Mortgage Agreements or in any document executed hereunder or by Guarantor in the Guaranty proves to have been incorrect or misleading in any respect considered by the Lender to be material.

      (c) Borrower or Guarantor fails duly and punctually to perform or observe any obligation or covenant made by it in this Agreement, Kun-Mortgage Agreements or the Guaranty or any other document executed hereunder or thereunder and as a result thereof it might reasonably be considered by the Lender that the ability of Borrower or Guarantor to promptly comply with their respective obligations under this Agreement, Kun-Mortgage Agreements or the Guaranty is materially adversely affected thereby.


      (d) Borrower or Guarantor fails to perform or observe any obligation or covenant contained in this Agreement or the Guaranty other than as referred to in paragraphs (a), (b) and (c) above and such failure is not remediable or, if remediable, continues for a period of thirty
           (30) days after receipt by Borrower or Guarantor of notice of such failure from the Lender.

      (e) Borrower or Guarantor fails to discharge when due any Indebtedness for Borrowed Money or to honor any guarantee of any Indebtedness for Borrowed Money; provided, however, that non-payment by Borrower or Guarantor to honor any guarantee or any Indebtedness for Borrowed Money is not the result of a bonafide dispute between parties, or there occurs any event of default (however so described) under any other agreement pursuant to which any other indebtedness or guarantee of Borrower or Guarantor is created, secured or evidenced, if the effect of such failure or occurrence is to cause or permit such indebtedness or guarantee to become or to be declared due prior to its normal maturity.

      (f) Any change occurs in the financial or other condition of Borrower or Guarantor which may reasonably be considered by the Lender to materially adversely affect the ability of Borrower or Guarantor to comply with all or any of their respective obligations under this Agreement, Kun-Mortgage Agreements or the Guaranty.

      (g) Borrower or Guarantor becomes insolvent or commits or permits any act of bankruptcy, which term shall include (i) the filing of a petition in any bankruptcy, reorganization, winding-up or liquidation proceeding or other proceeding analogous in purpose or effect, (ii) the failure by Borrower or Guarantor to have any such petition filed by another party discharged within thirty (30) days, (iii) the application for or consent to the appointment of a receiver or trustee for the bankruptcy, reorganization, winding-up or liquidation of Borrower or Guarantor, (iv) the making by Borrower or Guarantor of an assignment for the benefit of, or any composition or arrangement with, its creditors, (v) the admission in writing by Borrower or Guarantor of its inability to pay its debts, (vi) the passing of a resolution by Borrower or Guarantor approving any reorganization, winding-up or liquidation of Borrower or Guarantor, or of a substantial portion of its properties or assets, (vii) the entry of any court order or judgment confirming the bankruptcy or insolvency of Borrower or Guarantor, or approving any reorganization, winding-up or liquidation of Borrower or Guarantor or of a substantial portion of its properties or assets, (viii) any creditor of Borrower, Guarantor exercises a contractual right to assume the financial management of Borrower or Guarantor, or (ix) Borrower or Guarantor is unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its indebtedness, begins negotiations or takes any other step with a view to the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its indebtedness (or of any part which it will or might otherwise be unable to pay when due).

      (h) A writ of attachment or execution or similar process is issued against a substantial part of the assets of Borrower or Guarantor which remains undismissed, unbonded or undischarged for a period of thirty (30) days.

      (i) Borrower or Guarantor, without the prior written consent of the Lender, ceases its operations or sells or otherwise disposes of all or a substantial part of its assets (whether by a single transaction or a series of transactions), or Borrower or Guarantor decides to cease its operations or to sell or otherwise dispose of, or any governmental or other authority expropriates or nationalizes or threatens to expropriate or nationalize, all or a substantial part of its assets.

      (j) This Agreement, the Guaranty or any provision hereof or thereof ceases for any reason to be in full force and effect or is terminated or jeopardized or becomes invalid or unenforceable or if there is any dispute regarding the validity or enforceability of the same in each case in a manner which, in the opinion of the Lender, might materially and adversely affect the interests of the Lender hereunder, or if there is any purported termination or repudiation of the same.

     (k) Any governmental authorization granted or required in connection with this Agreement, Kun-Mortgage Agreements or the Guaranty is terminated or revoked or is modified in any manner unacceptable to the Lender.

     (l) Any of Kun-Mortgage I and/or Kun-Mortgage II is imperiled or jeopardized in any way or any of Kun-Mortgage Agreement I and/or Kun-Mortgage Agreement II ceases to constitute the legal, valid and binding obligations of the Borrower.

     (m) Assignment of Insurance ceases to constitute the legal, valid and binding obligations of the Borrower.

     (n) Any material part of the Insurance Policies is or becomes void or unenforceable for any reason and is not renewed within seven (7) days of such Insurance Policies becoming void.

     (o) Borrower, without the prior written consent of the Lender, voluntarily or involuntarily merges or consolidates with any other entity.

     (p) It becomes impossible or unlawful for Borrower or Guarantor to perform or comply with any one or more of their respective obligations under this Agreement, Kun-Mortgage Agreements, or the Guaranty.

     (q) Any event occurs which in the reasonable opinion of the Lender does or will prevent or materially imperil fulfillment by Borrower or Guarantor of their respective obligations under this Agreement, Kun-Mortgage Agreements or the Guaranty.

14.2 Consequences of Default. (a) If an Event of Default shall occur and be
     -----------------------
     continuing, the Lender may, at the same or different times, declare the Loan and accrued interest payable hereunder to be, whereupon they shall become, immediately due and payable without demand, notice or other legal formality of any kind, all of which are expressly waived by Borrower; provided, however, that upon the occurrence of any event described in
     --------  -------
     Section 14.1(g), all sums then owing by Borrower hereunder shall, without any declaration or other action by the Lender, automatically be immediately due and payable, and the Facility shall be immediately cancelled without demand, notice or other legal formality of any kind, all of which are expressly waived by Borrower.

     (b) In addition to the actions permitted in paragraph (a) above, the Lender may take any action, exercise any other right or pursue any other remedy conferred upon it by this Agreement and/or any applicable law or regulation or otherwise as a consequence of any Event of Default.

14.3 No Waiver.  No waiver of any Event of Default shall constitute a waiver of
     ---------
     any other or any succeeding Event of Default except to the extent provided in such waiver.

                         Section 15.  Default Interest

15.1 Non-Payment. (a) If Borrower fails to pay any sum payable under this
     -----------
     Agreement when due, the Borrower shall pay interest accrued on such sum from and including the due date to the date of actual payment (as well after as before judgment) at the then prevailing default rate published by the Lender.

     (b) The default interest contemplated under this Section 15 shall be calculated on the basis of the actual number of days elapsed and a 365-day year.

15.2 Other Events of Default.   If an Event of Default other than that described
     ------------------------
     in Section 13.1(a) shall occur and be continuing, Borrower shall pay to the Lender on demand for the account of each Lender interest on the amount of the Loan then outstanding from and including the date of such default to and including the date the default is cured (after as well as before judgment) at the rate which is two percent (2%) per annum above the
                                                     --- -----
     Interest Rate then applicable to the Loan.


                           Section 16.  Indemnities

16.1 General Indemnity.  Borrower shall indemnify the Lender against all losses,
     -----------------
     liabilities, damages, costs and expenses which the Lender may incur as a consequence of any Event of Default or any other breach by Borrower of any of its obligations under this Agreement or otherwise in connection with this Agreement (including any loss or expense incurred in liquidating or redeploying funds acquired to maintain the Lender's Participation in the Loan and any interest or fees incurred in funding any unpaid sum, but taking into account any interest paid by Borrower in respect of such unpaid sum under Section 15).

16.2 Currency Indemnity. Korean Won shall be the currency of account and of
     ------------------
     payment in respect of sums payable under this Agreement. If an amount is received in another currency, pursuant to a judgment or order in the liquidation of Borrower or otherwise, Borrower's obligations under this Agreement shall be discharged only to the extent that the Lender may purchase Korean Won with such other currency in accordance with normal banking procedures upon receipt of such amount. If the amount in Korean Won which may be so purchased, after deducting any costs of exchange and any other related costs, is less than the relevant sum payable under this Agreement, Borrower shall indemnify the Lender against the shortfall. This indemnity shall be an obligation of Borrower independent of and in addition to its other obligations under this Agreement and shall take effect notwithstanding any time or other concession granted to Borrower or any judgment or order being obtained or the filing of any claim in the liquidation, dissolution or bankruptcy (or analogous process) of Borrower.

                            Section 17.  Assignment

17.1 Borrower.  Except with the prior written consent of the Lender, Borrower
     --------
     shall not assign or transfer any of its rights or obligations hereunder.

17.2 Lender.  The Lender may assign or transfer all or any part of its rights,
     ------
     benefits and obligations hereunder; provided the assignee or transferee agrees to be bound by all of the provisions of this Agreement, including without limitation the confidentiality provisions of Section 20.8. Borrower shall take any and all actions the Lender may reasonably require to perfect and complete any such assignment or transfer, including without limitation the giving of its consent thereto. Upon any assignment or transfer by the Lender, the assignee or transferee shall be entitled, to the extent of the interest assigned or transferred, to the benefit of the indemnities, tax reimbursements and rights of set-off of the Lender pursuant to the provisions of this Agreement as fully as if it were a party hereto. The acts of the Lender or the failure of the Lender to act hereunder shall in all circumstances be conclusive and binding on any transferee or assignee of the Lender's interest hereunder.

17.3 Subparticipations.  The Lender may at any time grant one or more
     -----------------
     subparticipations in its rights and/or obligations under this Agreement but no other party hereto shall be concerned in any way with any subparticipation so granted.

17.4 Disclosure. The Lender may disclose to a transferee, assignee or
     ----------
     subparticipant or potential transferee, assignee or subparticipant, such information about Borrower as the Lender shall consider appropriate; provided, however, if such information includes any confidential information about the Borrower, the Lender will cause recipient(s) thereof to sign an appropriate non-disclosure agreement.

17.5 Limitations on Assignments.  The Lender agrees that it will not, assign,
     --------------------------
     transfer or grant a subparticipation to a party (or to its Affiliate) whose business is in direct competition with the business of the Borrower, except with a prior written consent of the Borrower.


                  Section 18.  Governing Law and Jurisdiction

18.1 Governing Law.  This Agreement and the rights and obligations of the
     -------------
     parties hereunder shall be governed by and construed in accordance with the laws of Korea.

18.2 Jurisdiction.  Borrower agrees that any legal action or proceeding arising
     ------------
     out of or relating to this Agreement may be brought in the Seoul District Court in Seoul, Korea and irrevocably submits to the non-exclusive jurisdiction of such court. The foregoing, however, shall not limit the rights of the Lender to bring any legal action or proceeding or to obtain execution of judgment in any other jurisdiction.

                             Section 19.  Notices

19.1 Delivery.  Each notice, demand or other communication to be given or made
     --------
     under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or telephone number or fax number as the addressee has by five (5) days' prior written notice specified to the other party):

     To Borrower:   iAsiaWorks Korea Ltd.
                    BoRaMae DaeKyo Building, 6th Floor, 729-21, Bongchon-Dong,
                    Kwanak-Gu, Seoul 151-706 Korea

                     Fax No.:    822-3284-7700
                     Attention:  Yun Ho Rhee

     and to Lender:  Korea First Bank, Yangjae-Dong Branch
                     Hae Dong Building, 1st Floor, 1362-14, Seocho-Dong, Seocho-Gu, Seoul 137-070 Korea

                     Fax No.:    822-3474-6864
                     Attention:  Yeon Soon Lee


     with a copy to: Korea First Bank
                     100, Kongypung-Dong, chongro-Gu, Seoul 110-702 Korea

                     Fax No.:    822-3702-4945
                     Attention:  Suk Jin Chung


19.2 Deemed Delivery.  Any notice, demand or other communication so addressed to
     ---------------
     the relevant party shall be deemed to have been delivered (i) if given or made by letter, when actually delivered to the relevant address, and (ii) if given or made by fax, when dispatched with a simultaneous confirmation of transmission stating that the correct number of pages has been sent and that such transmission is error free (or equivalent), provided that, if such day is not a working day in the place to which it is sent, such notice, demand or other communication shall be deemed delivered on the next following working day at such place.

19.3 Language.  All notices, demands or other communications hereunder and any
     --------
     other documents required to be delivered hereunder shall be in either (i) the Korean language or English language or (ii) accompanied by a certified translation into the Korean language.


                          Section 20.  Miscellaneous

20.1 Term.  The term of this Agreement shall commence on the date first set
     ----
     forth above and shall end on the date of termination of the Facility or, if later, upon payment in full of all principal, interest and other sums payable by Borrower hereunder. The representations and warranties of Borrower set forth herein shall survive the making of the Loan and the indemnities of Borrower contained herein shall survive repayment of the Loan.

20.2 Entire Agreement.  This Agreement and the documents referred to herein
     ----------------
     constitute the entire obligations of the parties hereto and supersede any prior expressions of intent or understandings with respect to this transaction.

20.3 Amendment.  Any amendment or waiver of any provision of this Agreement and
     ---------
     any waiver of any default under this Agreement shall only be effective if made in writing and signed by or on behalf of the party against whom the amendment or waiver is asserted. For these purposes, the written approval of the Lender against whom an amendment or waiver is asserted is required where that amendment or waiver relates to:

     (a) an increase of the Facility or of any Lender's Commitment or the length of the Availability Period or the amount or currency of or the due date for any payment of principal or interest on the Loan;

     (b) a reduction in the rate or rates of interest or any fees or other amounts payable to the Lender hereunder; or

     (c)  any voluntary or mandatory prepayment.

20.4 Waiver; Cumulative Rights.  The failure or delay of the Lender to require
     -------------------------
     performance by Borrower of any provision of this Agreement shall not affect its right to require performance of such provision nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Each and every right, power and remedy granted to the Lender hereunder or by law shall be cumulative and may be exercised in part or in whole from time to time.

20.5 Severability.  If any one or more of the provisions contained in this
     ------------
     Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

20.6 Set-Off.  To the extent permitted by law, the Lender may at any time set-
     -------
     off or apply any and all deposits by Borrower with the Lender at its head office or at any branch, subsidiary or affiliate of its head office (whether general or special, time or demand, matured or unmatured) in reduction of amounts due to it hereunder; provided, however, that the Lender shall immediately notify the Borrower of such set-off or application.

20.7 Counterparts.  This Agreement may be signed in any number of counterparts.
     ------------
     Any single counterpart or a set of counterparts signed, in either case, by all parties hereto shall constitute a full and original agreement for all purposes.

20.8 Confidentiality.  In handling any confidential information, Lender shall
     ----------------
     exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement, except that disclosure of such information may be made (i) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (ii) as may be required in connection with the examination, audit or similar investigation of the Lender (iii) to any actual or potential assignee or transferee or subparticipant pursuant to Section 17.4 and (iv) as the Lender may deem appropriate in connection with the exercise of any remedies hereunder. Confidential information hereunder shall not include information that is in the public domain.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.

BORROWER
--------


iAsiaWorks Korea Ltd.



By /s/ Nick Pianim
  --------------------------------
Name:  Nick Pianim
Title:  Vice President of Global Business Development



LENDER
------

KOREA FIRST BANK, YANGJAE-DONG BRANCH


By /s/ signature illegible
  --------------------------------
Name:
Title:

                                  SCHEDULE I
                                  ----------

                        CONDITIONS PRECEDENT DOCUMENTS


1.   The Guaranty duly executed by Guarantor.

2. Certified copies of appropriate consents, licenses, approvals or authorizations of and filings or registrations with such governmental authorities in any jurisdiction, including Korea, as may be necessary or advisable to authorize the borrowings under the Loan Agreement and the execution and performance of the Loan Agreement and the Guaranty and to permit payment in Won of all payments at the times, at the places and in the manner provided for under the Loan Agreement and the Guaranty, including without limitation, the approval of Borrower's designated bank in respect of the Guaranty.

3.   In relation to Borrower:

     (a)  certified copies of:

          (i)    the Articles of Incorporation;

          (ii)   the Commercial Registry extracts relating to Borrower;

          (iii) the minutes of a meeting of the board of directors adopting resolutions authorizing the execution, delivery and performance of the Loan Agreement;

          (iv) a power of attorney issued by the Representative Director of the Borrower in favor of the persons authorized to sign the documents in connection with this transaction, in the event a person other than the Representative Director is authorized to sigh such documents;

          (v) the seal certificate for the Representative Director participating in the meeting referred to in (iii) above; and

          (vi) a copy of notice of Assignment of Insurance substantially in the form as attached to the Assignment of Insurance given to the insures.

     (b) a certificate of the Representative Director certifying (x) the documents referred to in paragraph 3(a) above, (y) the incumbency and specimen signature and/or seal impression of the person authorized to sign the documents as referred to in paragraph 3(a)(iii) above, and
          (z) that the seal impressions set out beside the names of each director listed in the minutes of the meeting referred to in paragraph 3(a)(iii) above are the respective genuine seal impressions of each such director.

     (c) An evidence (in the form of certificates of insurance) that the Insurance Policies are in full force and effect.

     (d) A full set of all registration documents necessary for filing the application for registration of the Kun-Mortgage I and Kun-Mortgage II with the competent Real Estate Registry Offices, in form and substance satisfactory to the Lender and its legal counsel.


4.   In relation to Guarantor:

     (a)  certified copies of:

          (i) the Certificate of Incorporation and By-laws (or other constitutive documents) of Guarantor;

          (ii) a good standing certificate issued by the Secretary of the State of Delaware relating to Guarantor; and

          (iii) the minutes of a meeting of the board of directors of Guarantor adopting resolutions authorizing the execution and performance of the Guaranty and further authorizing the authority of the person signing the Guaranty and any other documents to be executed by Guarantor in relation thereto, and any power of attorney issued in connection therewith.

     (b) a certificate of the Secretary of Guarantor certifying (i) the documents referred to in paragraph 4(a) above and (ii) the incumbency and specimen signature(s) of the person(s) authorized to sign the Guaranty and any other documents to be executed by Guarantor in relation thereto.

5. A letter from the Borrower accepting its appointment as process agent for the Guarantor, substantially in the form of Exhibit C hereto.

6. Favorable legal opinions of (i) Korean counsel to the Borrower, and (ii) US counsel to Guarantor, substantially in the form of Exhibits D-1 and D-2 hereto in form and substance satisfactory to the Lender.

7. A copy of purchase and sale agreement regarding the Senan Building entered into by and between the Senan Building Owners and the Borrower.

8. Such other documents relating to any of the matters contemplated under the Loan Agreement and the Guaranty as the Lender may request.

                                   EXHIBIT A
                                   -------

                          FORM OF NOTICE OF DRAWDOWN

                                    [date]

To:  Korea First Bank

     Re:  KRW14,000,000,000 Loan Agreement dated October [_], 2000
          ----------------------------------------------------------

Dear Sirs:

We refer to the above Loan Agreement, and hereby give notice that we wish to
make a Drawdown under the Facility on [     ], 2000 in the amount of KRW[     ].

The proceeds of the Drawdown are to be used exclusively for the purposes specified in the Loan Agreement.

We hereby irrevocably and unconditionally authorize yourselves to transfer the proceeds of the Drawdown to the following accounts:

                             [details of accounts]

We hereby certify to you that as of the date of this notice:

(a) the representations and warranties set out in Section 11 of the Loan Agreement, repeated with reference to the facts and circumstances subsisting at the date of this notice, remain true and correct;

(b) no Event of Default or prospective Event of Default has occurred which remains unwaived or unremedied or would result from the making of the Drawdown; and

(c) all applicable conditions precedent specified in Section 3 of the Loan Agreement have been met.

Terms defined in the Loan Agreement shall have the same meanings when used in this notice.

                         For and on behalf of
                         iAsiaWorks Korea Ltd.

                         By /s/ Nick Pianim
                           ----------------------------
                         Name:  Nick Pianim
                         Title: Vice President of Global Business Development

                                   EXHIBIT B
                                   ---------


                               FORM OF GUARANTY


THIS GUARANTY is made on this 10th day of October, 2000

BY:

iAsiaWorks, Inc., a corporation organized and existing under the laws of the State of [Delaware] with its registered head office at 2000 Alameda de las Pulgas, Suite 125, San Mateo, California 94403 U.S.A. ("Guarantor").

IN FAVOUR OF:

(1)  the Lender referred to below.


WHEREAS:

(A)  By a loan agreement (the "Loan Agreement") dated [     ], 2000 and made
     between (1) iAsiaWorks Korea Ltd., as borrower ("Borrower") and (2) Korea First Bank, Yangjae-dong Branch as lender ("Lender"), the Lender have agreed to make available to Borrower a term loan facility in an aggregate principal amount of up to KRW14,000,000,000 (the "Facility") upon the terms set out therein.

(B) It is a condition precedent to the Lender making the Facility available to Borrower that Guarantor enter into this Guaranty.


NOW THIS GUARANTY WITNESSES as follows:


Section 1.   Interpretation
             --------------

In this Guaranty, unless the context requires otherwise:

(a) terms and expressions defined in the Loan Agreement shall have the same meanings when used in this Guaranty; and

(b) "Secured Indebtedness" means all and any sums (whether principal, interest, fees or otherwise) which are or at any time may become payable by Borrower under the Loan Agreement and all other monies hereby secured.


Section 2.   Guaranty
             --------

2.1 In consideration of the Lender granting the Facility to Borrower, Guarantor irrevocably and unconditionally guarantees, as primary obligor and not merely as surety to the Lender, jointly and severally with Borrower, the due and punctual payment of the

     Secured Indebtedness when and as the same shall become due and payable, whether at stated maturity, upon acceleration, extension or otherwise, according to the terms of the Loan Agreement.

2.2 Guarantor agrees to pay to the Lender any amount of the Secured Indebtedness in the currency or respective currencies in which the same is payable under the terms of the Loan Agreement at any time on demand against the Lender's invoice accompanied by the Lender's simple certificate stating that Borrower has failed to pay the same pursuant to the Loan Agreement, which invoice shall be final and conclusive as to the amount owed absent manifest error.

2.3 This Guaranty shall be a continuing guaranty and shall remain in full force and effect until the Secured Indebtedness has been paid in full and shall not be (or be construed as to be) discharged by any intermediate discharge or payment of or on account of the Secured Indebtedness or any settlement of accounts between the Lender and Borrower or anyone else.

Section 3.   Indemnity
             ---------

Without prejudice to the guaranty contained in Section 2, Guarantor unconditionally and irrevocably undertakes, as a separate, additional and continuing obligation and as a primary obligor, to indemnify the Lender from time to time on demand against all losses, liabilities, damages, costs and expenses whatsoever arising out of any failure by Borrower to make due and punctual payment of the Secured Indebtedness or in the due and punctual performance and observance of all other obligations under the Loan Agreement. This indemnity shall remain in effect notwithstanding that the guaranty under
Section 2 ceases to be valid or enforceable against Guarantor for any reason whatsoever.

Section 4.   Preservation of Rights
             ----------------------

4.1 The obligations of Guarantor herein contained shall be in addition to and not in substitution for any other guaranty or security which the Lender may now or hereafter hold in respect of the Secured Indebtedness. The Lender may change or release any such guaranty or security and such shall have no effect whatsoever on this Guaranty.

4.2 Neither the obligations of Guarantor hereunder nor the rights, powers and remedies conferred upon the Lender by this Guaranty or by law shall be discharged, impaired or otherwise affected by:

     (a) the winding-up, dissolution, administration or reorganization of Borrower or any change in its status, function, control or ownership;

     (b) any of the obligations of Borrower under the Loan Agreement being or becoming illegal, invalid or unenforceable in any respect;

     (c) any variation or amendment to the terms of the Loan Agreement or any other document referred to therein;

     (d) the granting of any time or indulgence to Borrower or any other person;

     (e) the invalidity or unenforceability of any obligation or liability of Borrower under the Loan Agreement;

     (f) any invalidity or irregularity in the execution of the Loan Agreement or this Guaranty;

     (g) any deficiency in the powers of Borrower to enter into or perform any of its obligations under the Loan Agreement or any irregularity in the exercise thereof or any lack of authority by any person purporting to act on behalf of Borrower;

     (h) any other guarantee or security which the Lender may now or hereafter hold in respect of the Secured Indebtedness being or becoming wholly or partly void, voidable or unenforceable;

     (i) any waiver, exercise, omission to exercise, compromise, renewal or release of any rights against Borrower or any other person or any compromise, arrangement or settlement with any of the same;

     (j) any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Guaranty or the obligations of Guarantor hereunder; or

     (k) any dispute between Borrower and any person in relation to the Loan Agreement and any amount payable thereunder.

4.3 The Lender shall not be obliged before exercising any of the rights, powers or remedies conferred upon it under this Guaranty or by law:

     (a)  to make any demand of Borrower;

     (b)  to take any action or obtain judgement in any court against Borrower;

     (c) to make or file any claim or proof in a winding-up or dissolution of Borrower; or

     (d) to enforce or seek to enforce any other security taken in respect of the Secured Indebtedness.

4.4 Guarantor represents to and undertakes with the Lender that it has not taken and will not take any security in respect of its liability under this Guaranty whether from Borrower or any other person. So long as any sum remains owing by Borrower to the Lender, Guarantor shall not exercise any right of subrogation or any other rights of a surety or enforce any security or other right or claim against Borrower (whether in respect of its liability under this Guaranty or otherwise) or any other person who has guaranteed or given any security in respect of the Secured Indebtedness or claim in the insolvency or liquidation of Borrower or any such other person in competition with the Lender. If Guarantor receives any payment or benefit in breach of this Section, it shall hold the same upon trust for the Lender as a continuing security for the Secured Indebtedness.


Section 5.   Costs, Charges and Expenses
             ---------------------------

Guarantor shall from time to time forthwith on demand pay to or reimburse the Lender for all costs, charges and expenses (including legal and other fees on a full indemnity basis) incurred by the Lender in connection with the preparation and execution of this Guaranty and in exercising any of its rights or powers hereunder or in suing for or seeking to recover any sums due hereunder or otherwise preserving or enforcing its rights hereunder or in defending any claims brought against it in respect of this Guaranty or in releasing this Guaranty upon payment of the Secured Indebtedness.

Section 6.   Taxes and other Deductions
             --------------------------

6.1 All sums payable by Guarantor under this Guaranty shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax or other deductions or withholdings of any nature.

6.2 If Guarantor or any other person is required by any law or regulation to make any deduction or withholding (on account of tax) from any payment for the account of the Lender, Guarantor shall, together with such payment, pay such additional amount as will ensure that the Lender receives (free and clear of any tax) the full amount which it would have received if no such deduction or withholding had been required. Guarantor shall promptly forward to the Lender copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.

Section 7.   Currency Indemnity
             ------------------

If an amount due to the Lender from Guarantor in one currency (the "first currency") is received by the Lender in another currency (the "second currency"), Guarantor's obligations in respect of such amount shall only be discharged to the extent that the Lender may purchase the first currency with the second currency in accordance with normal banking procedures. If the amount of the first currency which may be so purchased (after deducting any costs of exchange and any other related costs) is less than the amount so due, Guarantor shall indemnify the Lender against the shortfall.

Section 8.   Representations and Warranties
             ------------------------------

Guarantor represents and warrants to the Lender as follows:

(a) Guarantor is a corporation duly organized and validly existing under the laws of Delaware. Guarantor is qualified or registered to do business in every jurisdiction where the failure to so qualify or register could have a material adverse effect on Guarantor.

(b) Guarantor has full legal right, power and authority to carry on its present business, to own its properties and assets, to incur the indebtedness and other obligations provided for in this Guaranty, to execute and deliver this Guaranty and all other documents hereunder and to perform and observe the terms and conditions hereof and thereof.

(c) Guarantor has taken all appropriate and necessary corporate and legal action to authorize the execution and delivery of this Guaranty and all other documents hereunder and to authorize the performance and observance of the terms and conditions hereof and thereof.

(d) Guarantor has obtained or effected all authorizations necessary for the valid execution, delivery and performance of this Guaranty and such authorizations are in full force and effect or, by the date on which the Notice of Drawdown is given, such authorizations will have been obtained and be in full force and effect and there has been no default under the conditions of any of the same.

(e) This Guaranty constitutes the legal, valid and binding obligations of Guarantor enforceable in accordance with its terms. The execution, delivery and performance of the terms of this Guaranty or the payment by Guarantor of all amounts due on the dates and in the currency provided for herein (i) will not violate or contravene any provision of law or regulation which is applicable to Guarantor; (ii) will not conflict with the Articles of Incorporation or By-laws (or comparable constituent documents) of Guarantor; (iii) will not conflict with or result in the breach of any provision of, or in the imposition of any Encumbrance under, any agreement or instrument to which Guarantor is a party or by which it or any of its properties or assets is bound; and (iv) will not constitute a default or an event that, with the giving of notice or the passing of time, or both, would constitute a default under any such agreement or instrument.

(f) Guarantor is not in default under any agreement or obligation applicable to it or its assets or revenues, the consequences of which default could materially and adversely affect its business or financial condition or its ability to perform its obligations under this Guaranty and no Event of Default or prospective Event of Default has occurred.

(g) Guarantor is in full compliance with all applicable laws, regulations and orders, whether or not having the force of law, including without limitation, tax laws.

(h) This Guaranty is the direct, unconditional and general obligation of Guarantor. Guarantor's obligations hereunder rank and will rank at least pari passu in priority of payment and in all other respects with all other
     ---- -----
     unsecured indebtedness of Guarantor except for those preferred by operation of law.

(i) All registrations, recordings or filings required as a condition to the legality, validity or enforceability of this Guaranty or any other document to be executed and delivered pursuant to the terms of this Guaranty have been made by Guarantor.

(j) The most recent audited financial statements of Guarantor for the time being (including the income statement, cash flow statement and balance sheet) were prepared in accordance with all applicable laws and regulations of U.S.A and generally accepted accounting principles and policies consistently applied and show a true and fair view of the financial position of Guarantor as at the end of, and the results of its operations for, the financial period to which they relate and, as at the end of such period Guarantor did not have any significant liabilities (contingent or otherwise) or any unrealized or anticipated losses which are not disclosed by or reserved against in, such financial statements, and there has been no material adverse change in the business or financial condition of Guarantor since the date of such financial statements.

(k) As of the date of this Guaranty, no Encumbrance exists over all or any part of the property, assets or revenues of Guarantor other than those disclosed in the financial statements referred to in Section 8(j), except as set forth in Schedule 1 attached hereto.

(l) No litigation, administrative proceeding or arbitration is presently pending or threatened against Guarantor or its assets or revenues which, if adversely determined, could have a material effect on the ability of Guarantor to perform its obligations under this Guaranty.

(m) Guarantor is generally subject to civil and commercial law and to legal proceedings and neither Guarantor nor any of its assets or revenues is entitled to claim immunity or privilege (sovereign or otherwise) from any set-off, judgment, execution, attachment or other legal process.


Section 9.   Covenants
             ---------

Guarantor undertakes and agrees with the Lender as follows:

(a) Throughout the life of this Guaranty, Guarantor shall provide the Lender with copies of its unaudited financial statements for the first six (6) months of each fiscal year and its audited financial statements for each fiscal year as they are available but in any event not later than sixty
     (60) days after the close of each fiscal period covered by an unaudited financial statement and not more than ninety (90) days after the close of each fiscal period covered by an audited financial statement and such other information respecting the financial condition and operations of Guarantor as the Lender may from time to time reasonably request as soon as practicable (but in the case of the Guarantor's annual report to stockholders within 90 days after the end of each fiscal year of the Guarantor, and in the case of the Guarantor's quarterly reports to stockholders within 60 days after the end of such fiscal quarter of the Guarantor): (i) at the end of each fiscal year, one copy of its annual report to stockholders (the "Annual Report", which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles in the U.S.A., consistently applied) and, if not included in the Annual Report, its annual report on Form 10-K, or (ii) at the end of each fiscal quarter (not including the quarter which also marks the end of the Guarantor's fiscal year), one copy of its quarterly report on Form 10-Q . Upon the filing and delivery to Lender of each of either an Annual Report or a quarterly report on Form 10-Q (each a "Report" and collectively, the "Reports"), as applicable, the Guarantor shall provide Lender a certificate executed by the principal financial officer of Guarantor stating (i) that as of the date of such financial statement Guarantor is in full compliance with all terms and conditions hereof, including without limitation all financial covenants, and of any document executed pursuant hereto, and (ii) that as of such date no Event of Default or prospective Event of Default has occurred and is continuing. Each financial statement provided hereunder shall have been prepared in accordance with generally accepted accounting principles in U.S.A.

     consistently applied.

(b) Guarantor shall pay and discharge all taxes, assessments and governmental charges upon it or its assets promptly when due and, in any event, prior to the date on which penalties may become attached thereto, except to the extent that such taxes, assessments and governmental charges are subject to a bona fide dispute.

(c) Guarantor shall ensure that the representations and warranties set forth in Sections 8(a)-(j), (l) and (m) in this Guaranty remain at all times true and accurate by reference to the facts and circumstances from time to time existing.

(d) Guarantor undertakes to obtain or effect any governmental authorizations as may be required or advisable in respect of the performance by Guarantor or Borrower of any of the terms and conditions of this Guaranty or, as the case may be, the Loan Agreement.

(e) Guarantor shall maintain its corporate existence in compliance with all applicable laws and regulations, and Guarantor shall maintain the present character of its business.

(f) Guarantor shall maintain insurance on and in relation to its businesses, properties and assets with reputable underwriters or insurance companies against such risks and in such amount as are customary for businesses of a like nature in the jurisdiction in which such properties and assets are located or in which such businesses are conducted.

(g) Guarantor shall notify the Lender in advance if Guarantor merges or consolidates with any other corporation and provide the Lender with such information as the Lender may request in connection with such merger or consolidation.

(h) As soon as possible but in any event within seven (7) days after occurrence, Guarantor shall give written notice to the Lender of any Event of Default or prospective Event of Default, or any litigation, administrative proceeding or arbitration referred to in Section 8(l), and of any other matter which has resulted or might result in a material adverse change in Guarantor's operations or financial condition or affect Guarantor's ability to pay, when due, any amounts due under this Guaranty.

(i) Guarantor shall furnish the Lender with all such other documents and instruments and do all such other acts and things as the Lender may reasonably require to carry out the transactions contemplated herein or in the documents to be delivered hereunder.

Section 10.   Assignment
              ----------

10.1 Guarantor shall not assign or transfer any of its rights or obligations hereunder.

10.2 The Lender may at any time assign, transfer or grant subparticipations in all or any part of the rights, benefits and obligations under the Loan Agreement and this Guaranty pursuant to the terms of Section 17 of the Loan Agreement, provided that such assignee or transferee agrees to be bound by all of the provisions of this Guaranty, and Guarantor hereby irrevocably consents to, and agrees to be bound by, such assignment or transfer.

     The Lender may make disclosures in accordance with, and Guarantor shall do such acts and things as provided in, Section 17 of the Loan Agreement but as if references to Borrower were references to Guarantor.


Section 11.   Governing Law and Jurisdiction
              ------------------------------

11.1 This Guaranty shall be governed by and construed in accordance with the laws of Korea.

11.2 Guarantor agrees that any legal action or proceeding arising out of or relating to this Guaranty may be brought in the Seoul District Court in Seoul, Korea and irrevocably submits to the non-exclusive jurisdiction of such court. The foregoing, however, shall not limit the rights of the Lender to bring any legal action or proceeding or to obtain execution of judgment in any other jurisdiction. Guarantor irrevocably appoints
     iAsiaWorks Korea Ltd. of [    ],Seoul, Korea as its agent to accept on its
     behalf service of any and all process or other documents which may be served in any action or proceedings in any Korean courts. If for any reason the agent named above (or its successor) no longer serves as agent of Guarantor for this purpose, Guarantor shall promptly appoint a successor agent satisfactory to the Lender and notify the Lender thereof, provided that until the Lender receives such notification, it shall be entitled to treat the agent named above (or its said successor) as the agent of the Guarantor for the purposes of this Section. Borrower agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Korea whether or not such agent gives notice thereof to the Guarantor. Guarantor hereby irrevocably and unconditionally authorizes such agent as well as the Lender to file with any of such courts, in the name of Guarantor, a report regarding the appointment by Borrower of its agent for service of process in Korea.

Section 12.   Notices
              -------

12.1 Each notice, demand or other communication to be given or made to Guarantor under this Guaranty shall be in writing and delivered at its address or telephone number or fax number set out below (or such other address or telephone number or fax number as Guarantor has by five (5) days' prior written notice specified to the Lender):

     To Guarantor:
                    2000 Alameda de las Pulgas, Suite 125, San Mateo, California 94403 U.S.A.
                    Fax No.:   650 524 1799
                    Attention: Sandhya Nath and Andrew Gidney

12.2 Any notice, demand or other communication so addressed shall be deemed to have been delivered (i) if given or made by letter, when actually delivered to the relevant address, and (ii) if given or made by fax, when dispatched with a simultaneous confirmation of transmission stating that the correct number of pages has been sent and that such transmission is error free (or equivalent).

12.3 Any notice, demand or other communication from Guarantor to the Lender shall be given or made in accordance with Section 19 of the Loan Agreement.

Section 13.   Miscellaneous
              -------------

13.1 To the extent permitted by law, the Lender may at any time set off or apply any and all deposits by Guarantor with the Lender at its head office or at any branch, subsidiary or affiliate of its head office (whether general or special, time or demand, matured or unmatured) in reduction of amounts due to it hereunder; provided, however, that the Lender shall immediately notify the Guarantor of such set-off or application.

13.2 The Lender may place and keep any monies received by virtue of this Guaranty (whether before or after the insolvency or liquidation of Guarantor or Borrower) to the credit of a suspense account for so long as it may think fit in order to preserve its rights to sue or prove for the whole amount of its claims against Guarantor, Borrower or any other person.

13.3 The failure or delay of the Lender to require performance by Guarantor of any provision of this Guaranty shall not affect its right to require performance of such provision nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Each and every right, power and remedy granted to the Lender hereunder or by law shall be cumulative and may be exercised in part or in whole from time to time.

13.4 If any one or more of the provisions contained in this Guaranty shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13.5 Any amendment or waiver of any provision of this Guaranty and any waiver of any default under this Guaranty shall only be effective if made in writing and signed by the Lender.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by its duly authorized representative as of the day and year first written above.



GUARANTOR
---------


iAsiaWorks, Inc.



By /s/ Nick Pianim
   --------------------------
Name: Nick Pianim
Title: Vice President of Global Business Development

                                   EXHIBIT C
                   FORM OF PROCESS AGENT APPOINTMENT LETTER

                               October [_], 2000


iAsiaWorks Korea Ltd.,
BoRaMae DaeKyo Building, 6th Floor
729-21, Bongchon-dong, Kwanak-Gu
Seoul, Korea 151-706


  Re:  Guaranty for KRW 14,000,000,000 Loan Agreement Dated October [_], 2000
       ----------------------------------------------------------------------


     We, the undersigned, hereby appoint you on the terms set out below to receive on our behalf service of process issued out of the courts of the Republic of Korea in respect of any legal action or proceedings arising out of or in connection with the transaction described below.

1. Upon receipt of any such service of process addressed to us you will on our behalf accept such service and will notify us by telex or telecopier at the number as may from time to time be specified by us in writing to the effect that you have accepted service of process on our behalf. Such notification need only inform us of the name of the party issuing the proceedings, the date upon which you accepted service of process and the date (if any) by which action must be taken to avoid judgment being entered against us in default of acknowledgement of service. The notification need not include any details of the nature or substance of the claim or claims made by the issuing party.

2. Following such notification by telex or telecopier you will confirm the acceptance to us by letter at the address as may from time to time be specified by us, enclosing the process documents which you have received. In the event that, at our request, you agree to provide some details of the nature or substance of the claim or claims made by the issuing party prior to the receipt by us of the process documents, we agree that this shall be without responsibility on your part and that we will have regard only to the process documents in determining our response to the legal action or proceedings.

3. You shall have no other duties whatsoever under the terms of this letter save as expressly provided in the foregoing paragraph. This appointment and its acceptance shall continue for the life of the transaction described below.

4. Please confirm your agreement to the appointment by signing the acknowledgement at the foot of the enclosed copy of this letter and returning it to us. Upon receiving your acceptance of the foregoing appointment, we will so notify the Lender by delivery to it or to its duly appointed agent of a copy of such acceptance. Please note that we have irrevocably authorized the Lender to file in our name a report regarding such appointment with any court in the Republic of Korea before which a legal action or proceeding will be or has been instituted in connection with the Loan Agreement and/or the Guaranty described below. You are hereby also authorized to file the same report independently.

     In consideration of your acceptance of this appointment, we hereby agree to pay you on acceptance a fee of [_].


               DETAILS OF TRANSACTION CONCERNED IN APPOINTMENT:
               -----------------------------------------------

     The Guaranty issued by iAsiaWorks, Inc. in connection with the Loan Agreement dated October [_], 2000 made by and between iAsiaWorks Korea Ltd. ("Borrower") and Korea First Bank ("Lender"), providing for a loan (the "Loan") to the Borrower up to an aggregate principal amount of KRW 14,000,000,000.

     Please confirm your agreement to the appointment by signing the acknowledgement at the foot of the enclosed copy of this letter and returning it to us.



                                   For and on behalf of
                                   iAsiaWorks, Inc.

                                   By /s/ Nick Pianim
                                      ----------------------------
                                   Name: Nick Pianim
                                   Title: Vice President of Global Business
                                          Development


     We confirm our agreement to our appointment as your agent for service of process in accordance with the terms of your letter dated October [_], 2000 which the above is a copy.



                                   For and on behalf of
                                   iAsiaWorks Korea Ltd.,

                                   By /s/ signature illegible
                                      ----------------------------
                                   Name:
                                   Title:

                                  EXHIBIT D-1
               FORM OF LEGAL OPINION (BORROWER'S KOREAN COUNSEL)


                                _________, 2000

TO:  KOREA FIRST BANK


Dear Sirs:

We have acted as Korean counsel to iAsiaWorks Korea Ltd. and iAsiaWorks, Inc. in connection with (1) a loan agreement (the "Loan Agreement") dated October [_], 2000 by and between iAsiaWorks Korea Ltd. (the "Borrower"), as borrower and Korea First Bank (the "Lender"), as lender, providing for a loan (the "Loan") in an aggregate principal amount of up to Fourteen Billion Korean Won (KRW 14,000,000,000) and (2) a guaranty (the "Guaranty") dated October [_], 2000 of iAsiaWorks, Inc. (the "Guarantor") guaranteeing the liabilities of the Borrower under the Loan Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings specified in the Loan Agreement and the Closing Opinion.

For purposes of giving our opinion, we have examined the following documents:

(a)  an executed copy of the Loan Agreement;

(b)  an executed copy of the Guaranty;

(c)  an executed copy of the Kun-Mortgage Agreement I;

(d)  an executed copy of the Kun-Mortgage Agreement II;

(e) an executed copy of the Assignment of Insurance (collectively, with the documents referred to in (a), (c) and (d) above, the "Agreements");

(f)  an executed copy of the power of attorney;

(g) a certified copy of the Commercial Registries extracts relating to the Borrower;

(h)  a certified copy of the Articles of Incorporation of the Borrower;

(i)  a certified copy of the seal certificate of the Borrower; and

(j) a certified copy of the minutes of the meting of the Board of Directors of the Borrower adopting resolutions authorizing the execution and performance of the Agreements.

In addition to the above, we have also examined other laws and documents that we deemed necessary or required to allow us to provide this opinion. In so doing, the following assumptions have been made:

(a) that all seals and signatures are genuine, all documents submitted to us as originals are authentic, and that all documents submitted to us as copies conform to the originals;

  (b) that the statements of facts made in such documents are correct, and that no change has been made and no action has been taken up to the date of this opinion which would undermine the accuracy of any such factual statement set forth in any such document, making the said documents inaccurate or misleading; and

(c) Insofar as other facts and information that are material to the opinion expressed in this opinion letter, we have relied upon oral statements or certificates of officers and other representatives of the Borrower. However, please note that we have not undertaken any independent investigation to determine the existence or absence of such facts.

DW Partners is presenting this legal opinion confined to and given on the basis of the laws of the Republic of Korea ("Korea") as at the date hereof. We have not investigated, and we do not express or imply opinion on, the laws of any other jurisdiction, nor have we assumed that other such laws will affect the opinion stated herein.

Based upon the foregoing and subject to the qualifications below, we are of the opinion that:

1. The Borrower is a corporation duly organized and validly existing pursuant to the laws of Korea. The Borrower has all requisite corporate power and authority to execute and deliver, and perform its obligations under this Agreements, and to consummate the transactions contemplated thereunder;

2. The Borrower has the power to and has been duly authorized to execute, deliver, and perform the obligations under this Agreements, and to consummate the transaction contemplated thereunder;

3. The execution and delivery of, and performance of its obligations under the Agreements by the Borrower does not and will not violate its Articles of Incorporation or by-laws, any existing law, regulation, rule or permit applicable to the Borrower;

4. This Agreements and the Guaranty constitute legal, valid and binding obligations of each of the Borrower and the Guarantor, as the case may be, enforceable against each of them in accordance with the terms thereof; and

5. Neither the execution and delivery of, nor the performance of its obligations under this Agreements by the Borrower requires any authorization, consent or approval of, giving of notice to, registration with or taking of any other action in respect of, any governmental authority or agency of Korea.

This opinion is provided to you under the condition that it is limited to matters addressed herein only and is not to be read as an opinion on any other matter. This opinion is being provided to you in our capacity as counsel to Borrower and hence, subject to the foregoing, it may not be used or relied upon by any other person for any purpose whatsoever, other than in relation to regulatory requirements or in response to a court order.

                                     D-1-2

                                         DW PARTNERS

                                     D-1-3

                                  EXHIBIT D-2
               FORM OF LEGAL OPINION (GUARANTOR'S U.S. COUNSEL)

                                _________, 2000


TO:  KOREA FIRST BANK


Dear Sirs:

We have acted as counsel to iAasiaWorks, Inc. (the "Guarantor") in connection with its Guaranty dated October [_], 2000 (the "Guaranty"), which is issued pursuant to a KRW 14,000,000,000 Loan Agreement dated October [_], 2000 by and between iAsiaWorks Korea Ltd. (the "Borrower"), as borrower and Korea First Bank (the "Lender"), as lender (the "Loan Agreement").

For purposes of giving our opinion, we have examined the following documents:

(a)  an executed copy of the Guaranty;

(b)  an executed copy of the Loan Agreement;

(c)  an executed copy of power of attorney;

(d) a certified copy of the Certificate of Incorporation of the Guarantor and all amendment thereto;

(e)  a certified copy of the Bylaws of the Guarantor and all amendments thereto;

(f)  a good standing certificate issued by the Secretary of the Sate of [     ]
     relating to the Guarantor; and

(g) a certified copy of the minutes of the meeting of the Directors of the Guarantor adopting resolutions authorizing the execution and performance of the Guaranty.

In addition to the above, we have also examined other laws and documents that we deemed necessary or required to allow us to provide this opinion. In so doing, the following assumptions have been made:

(a) that all seals and signatures are genuine, all documents submitted to us as originals are authentic, and that all documents submitted to us as copies conform to the originals;

(b) that the statements of facts made in such documents are correct, and that no change has been made and no action has been taken up to the date of this opinion which would undermine the accuracy of any such factual statement set forth in any such document, making the said documents inaccurate or misleading; and

(c) Insofar as other facts and information that are material to the opinion expressed in this opinion letter, we have relied upon oral statements or certificates of officers and other representatives of the Guarantor. However, please note that we have not undertaken any independent investigation to determine the existence or absence of such facts.

[         ] is presenting this legal opinion confined to and given on the basis of the federal laws of the United States of America and the laws of the State of
[      ] as at the date hereof.  We have not investigated, and we do not express or imply opinion on, the laws of any other jurisdiction, nor have we assumed that no other such laws will affect the opinion stated herein.

Based upon the foregoing and subject to the qualifications below, we are of the opinion that:

1.   The Guarantor is a corporation duly organized and validly existing
     pursuant to the laws of the State of [       ]. The Guarantor has all
     requisite corporate power and authority to execute and deliver, and perform its obligations under, the Guaranty, and to consummate the transactions contemplated thereunder;

2. The Guarantor has the power to and has been duly authorized to execute, deliver, and perform the obligations under the Guaranty, and to consummate the transaction contemplated thereunder;

3. The execution and delivery of, and performance of its obligations under, the Guaranty by the Guarantor does not and will not violate its articles of incorporation or by-laws, any existing law, regulation, rule or permit in the United States applicable to the Guarantor;

4. The Guaranty constitutes legal, valid and binding obligations of the Guarantor enforceable against it in accordance with the terms thereof;

5. Neither the execution and delivery of, nor the performance of its obligations under, the Guaranty by the Guarantor requires any authorization, consent or approval of, giving of notice to, registration with or taking of any other action in respect of, any governmental
     authority or agency of the Unites States of America or the State of [    ];

6. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Guaranty that it or any other instrument be filed, recorded, registered or enrolled in any court, public office or elsewhere in the Unites Sates or that any stamp, registration or similar tax be paid in Unites States on or in relation to the Guaranty;

7.   Under the laws of the State of [        ], the choice of the laws of the
     Republic of Korea as the governing law of the Guaranty is a valid choice of law;

8. The submission by the Guarantor to the non-exclusive jurisdiction of the courts of the Republic of Korea is, as a matter of contract law, valid, binding and not subject to revocation. In the event that a judgment of such courts were obtained, the same

                                     D-2-2
     would be enforced by U.S. courts without a further review on the merits;

9. Payment made by the Guarantor pursuant to the Guaranty will not be subject to any withholding on account of United States federal income tax; and

10. The Guarantor will not be able to claim sovereign immunity from legal proceedings with respect to itself or any of its properties or assets.

This opinion is addressed to you and may be relied upon solely by you and your counsel. It may not be used or relied upon by any other person for any purpose whatsoever without our prior written consent.

                                     D-2-3

                                  EXHIBIT D-3
                     FORM OF LEGAL OPINION (Post Closing)


                                _________, 2000

TO:  KOREA FIRST BANK


Dear Sirs:

We have acted as Korean counsel to iAsiaWorks Korea Ltd. and iAsiaWorks, Inc. in connection with (1) a loan agreement (the "Loan Agreement") dated October [_], 2000 by and between iAsiaWorks Korea Ltd. (the "Borrower"), as borrower and Korea First Bank (the "Lender"), as lender, providing for a loan (the "Loan") in an aggregate principal amount of up to Fourteen Billion Korean Won (KRW 14,000,000,000) and (2) a guaranty (the "Guaranty") dated October [_], 2000 of iAsiaWorks, Inc. (the "Guarantor") guaranteeing the liabilities of the Borrower under the Loan Agreement. Reference is made to our opinion dated October [_], 2000 issued in connection with the Loan Agreement (the "Closing Opinion"). Unless otherwise defined herein, capitalized terms used in this opinion shall have the respective meanings specified in the Loan Agreement and the Closing Opinion.

For purposes of giving our opinion, we have examined the documents listed in the Closing Opinion and the following documents:

(a)  an executed copy of the Kun-Mortgage Agreement I;

(b)  an executed copy of the Kun-Mortgage Agreement II;

(c) certified copies of the real estate registries extracts relating to the Kun-Mortgage I and Kun-Mortgage II;

(d)  an executed copy of the Assignment of Insurance;

(e)  an executed copy of the notice of assignment delivered to the Insurer; and

(f)  an executed copy of Insurer's Letter of Undertaking.

In addition to the above, we have also examined other laws and documents that we deemed necessary or required to allow us to provide this opinion. In so doing, the following assumptions have been made:

(a) that all seals and signatures are genuine, all documents submitted to us as originals are authentic, and that all documents submitted to us as copies conform to the originals;

(b) that the statements of facts made in such documents are correct, and that no change has been made and no action has been taken up to the date of this opinion which would undermine the accuracy of any such factual statement set forth in any such document, making the said documents inaccurate or misleading; and

(c) Insofar as other facts and information that are material to the opinion expressed in this opinion letter, we have relied upon oral statements or certificates of officers and other representatives of the Borrower. However, we have not undertaken any independent investigation to determine the existence or absence of such facts.

DW Partners is presenting this legal opinion confined to and given on the basis of the laws of the Republic of Korea ("Korea") as at the date hereof. We have not investigated, and we do not express or imply opinion on, the laws of any other jurisdiction, nor have we assumed that other such laws will affect the opinion stated herein.

Based upon the foregoing and subject to the qualifications below, we are of the opinion that:

1. The Kun-Mortgage I and the Kun-Mortgage II have been duly created, registered, recorded and perfected as security interests in the Senan Building in favor of the Lender in accordance with the terms of the Kun-Mortgage Agreement I, the Kun-Mortgage Agreement II and the Loan Agreement; and

2. The Assignment of Insurance has been duly perfected in accordance with the terms of the Assignment of Insurance and the Loan Agreement.

This opinion is provided to you under the condition that it is limited to matters addressed herein only and is not to be read as an opinion on any other matter. This opinion is being provided to you in our capacity as counsel to Borrower and hence, subject to the foregoing, it may not be used or relied upon by any other person for any purpose whatsoever, other than in relation to regulatory requirements or in response to a court order.

                                  DW PARTNERS

                                     D-3-2

                                   EXHIBIT E


                        INSURANCE ASSIGNMENT AGREEMENT


                             iAsiaWorks Korea Ltd.

                                -   BORROWER -


                                      and


                     KOREA FIRST BANK, YANGJAE-DONG BRANCH

                                   - LENDER-



                               October [_], 2000

                        INSURANCE ASSIGNMENT AGREEMENT

THIS INSURANCE ASSIGNMENT AGREEMENT (the "Agreement") dated as of the [ ]th day of October, 2000 by and between:

(1) iAsiaWorks Korea Ltd., a company organized and existing under the law of the Republic of Korea ("Korea"), having its registered office at BoRaMae DaeKyo Building, 6th Floor, 729-21, Bongchon-dong, Kwanak-Gu, Seoul, Korea 151-706 (the "Borrower"); and

(2)  KOREA FIRST BANK, YANGJAE-DONG BRANCH (the "Lender").


                                  WITNESSETH:

WHEREAS, by a loan agreement dated October [ ], 2000 (the "Loan Agreement") made by and between the Borrower and the Lender, the Borrower hereby agrees, subject to and upon the terms and conditions contained therein, to assign its rights, titles, claims and interest to the Lender as to any and all insurance proceeds deriving from any and all policies and contracts of insurance due and payable to the Borrower under the Loan Agreement.

WHEREAS, for the purpose of securing any and all obligations, debts and liabilities of the Borrower against the Lender to be incurred hereinafter, under or with respect to the Loan Agreement, it is a condition precedent to the Drawdown that the Borrower assign the Assigned Property (as defined in Section
3.01 below) to the Lender pursuant to the terms and conditions contained herein.


NOW, THEREFORE, the parties hereto agree as follows:


Section 1.  Interpretation
            --------------

Words and expressions defined in the Loan Agreement shall, unless otherwise defined herein below or the context otherwise requires, have the same meaning when used in this Agreement. References to any agreement or documents shall be construed as references to such agreement or document as varied, amended, novated or supplemented from time to time. In addition, the following terms shall have the following meanings:

1.01 "Insurances" mean all policies and contracts of insurance on the Senan Building (hereinafter, the "Building") taken out by the Borrower or with respect to which the Borrower is the beneficiary thereof from time to time in accordance with the requirements of the Loan Agreement.

1.02 "Insurance Proceeds" mean all of the rights, title and interest, present and future, of the Borrower to and in the benefit of the amounts payable in respect of the Insurances.

1.03 "Insurer" means collectively, such insurance companies, underwriters and insurers as the Lender shall approve with or through whom any and all relevant Insurances in connection with the Building in Seoul shall be taken out and kept in effect in accordance with the insurance coverage plan approved by the Lender in accordance with the Loan

      Agreement.

1.04 "Secured Oblgations" shall mean all obligations, liabilities and indebtedness of every type and nature of the Borrower form time to time owing to the Lender under the Loan Agreement and the Kun-Mortgage Agreements.


Section 2.  Representations and Warranties
            ------------------------------

The Borrower hereby warrants and represents to the Lender that as of the date hereof:

(a)   the Insurances have been duly taken out and is in full force and effect;

(b) the Borrower has not defaulted on any payments of any premiums due under the Insurances nor has breached any conditions to which coverage under the Insurances is subject, and there is no action, suit or proceeding threatened by or against the Borrower in connection with or arising out of the Insurances;

(c) the Borrower has duly acquired, is the beneficial owner of and has not heretofore sold, assigned transferred, hypothecated, charged or pledged or otherwise encumbered nor agreed to sell, assign, transfer, hypothecate, charge or pledge or otherwise encumber all or any part of its rights or interests under the Insurances or any sum which is now or may at any time hereafter become due and payable to the Borrower pursuant to the terms of the Insurances (other than pursuant to the terms hereof);

(d) no party, other than the Lender hereunder, has exercised or otherwise acquired any right or interest in the Insurances: and

(e) the assignments herein contained do not constitute a breach of any applicable law nor of the obligations of the Borrower under the terms of any agreement or other document whatsoever to which the Borrower is a party or by the terms of which it is bound.


Section 3.  Assignment of Insurances
            ------------------------

3.01 In consideration of the Lender entering into the Loan Agreement and in order to secure the full and punctual payment, performance and discharge of the Secured Obligations thereunder, the Borrower hereby assigns and agrees to assign to the Lender all its rights, title and interest in (i) the Insurances, including all benefits thereof, (ii) all claims, returns of premium and other moneys and claims for money due and to become due under the Insurances, (iii) all other rights of the Borrower under or in respect of the Insurances, and (iv) the Insurance Proceeds (collectively, the "Assigned Property").

3.02 The Borrower hereby undertakes that upon the execution of this Agreement and whenever any Insurances are effected or renewed or substituted, it will promptly: (a) execute and deliver to the relevant Insurer(s) a notice of assignment substantially in the form attached hereto as Appendix A, (b) obtain the consent and acknowledgement of the relevant Insurer(s) thereto and (c) take other measures as may be necessary to perfect assignment under Korean law.

3.03 The Borrower shall at all times remain liable to perform all obligations expressed to be assumed by it under or in respect of the Assigned Property, and nothing contained herein and no exercise by the Lender of any right under this Agreement shall constitute or be deemed to constitute an assumption or acceptance by the Lender of any obligations of the Borrower in respect of the Assigned Property.

Section 4.  Covenants and Undertaking of the Borrower
            -----------------------------------------

4.01 The Borrower covenants and undertakes the following with the Lender until such time as all of the Secured Obligations under the Loan Agreement have been paid, performed and discharged in full:

      (a) to effect and maintain or cause to be effected and maintained, subject to the commercial availability of the required coverage, the Insurances in accordance with the terms of the Loan Agreement and this Agreement;

      (b) to procure that the interest of the Lender shall be duly endorsed upon all cover notes, policies, certificates of entry or other instruments of insurance issued or to be issued in connection with the Insurances;

      (c) to procure that the Insurer shall furnish to the Lender a letter of undertaking substantially in the form of Appendix B, but in any event, in form and substance acceptable to the Lender;

      (d) not to make, do, consent or agree to any act or omission which would or might render any such instrument of insurance invalid, void, voidable or unenforceable or render any sum payable thereunder repayable in whole or in part; and

      (e) to promptly sign, seal, execute, acknowledge, deliver, file and register all such additional documents, instruments, agreements, certificates, consents and assurances and do all such other acts and things as may be reasonably requested by the Lender from time to time in order to perfect the security granted by this Agreement or to establish, maintain, perfect or preserve the rights of the Lender under this Agreement or to obtain the full benefits of this Agreement or to enable it to exercise the rights and remedies under this Agreement or in respect of the Assigned Property.

4.02 The Borrower shall not sell, assign, transfer, hypothecate, pledge or otherwise encumber or agree to sell, assign, transfer, hypothecate, pledge or otherwise encumber all or any of its rights, titles and interests in and to the Assigned Property.

4.03 The Borrower shall make all registrations, filings and records necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement.


Section 5.  Enforcement by the Lender
            -------------------------

If an Event of Default under the Loan Agreement has occurred and is continuing, the Lender shall become forthwith entitled, as and when they may see fit to put into force and to exercise all or any of the power possessed by the Lender as assignee of the Assigned Property.

Section 6.  Continuing Security
            -------------------

The security created by this Agreement shall be held by the Lender as a continuing security for the full and punctual payment, performance and discharge of all of the Secured Obligations and shall not be considered satisfied and shall not be released or discharged by any intermediate payment, performance, discharge or satisfaction of any part of the Secured Obligations and shall be a continuing security until all of the Secured Obligations shall have been paid, performed and discharged in full. Neither any failure by the Borrower nor any amendment, modification, variation, supplement, novation, restatement or replacement of all or part of the Secured Obligations shall discharge, impair, prejudice or otherwise affect the security created by this Agreement.

Section 7.  Assignment
            -----------

This Agreement and the assignment of Insurances hereunder shall be binding upon and inure to the benefit of the Lender and its successors and assigns. The Lender may, in the ordinary course of business and in accordance with the applicable law, at any time assign all or any part of its rights hereunder to any party (each an "Assignee") without the consent of the Borrower, provided that the Lender shall give at least [ ]day prior written notice to the Borrower. The parties hereto agree that to the extent of any assignment, the Assignee shall be deemed to have the same rights and benefits under this Agreement. The Borrower may not assign any of its rights or obligations hereunder without the prior written consent of the Lender.

Section 8.  Further Assurance
            -----------------
The Borrower agrees that at any time and from time to time upon the written request of the Assignee, the Borrower shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Assignee may reasonably request in order to obtain the full benefit of this Agreement and the rights and powers granted herein.

9.   Miscellaneous
     -------------

9.01 Notices.  Any communication, demand or notice to be given hereunder shall
     --------
     be deemed to be duly given when delivered in writing or by mail or when sent by facsimile as follows:

     To Borrower:   iAsiaWorks Korea Ltd.
                    BoRaMae DaeKyo Building, 6th Floor, 729-21, Bongchon-dong,
                    Kwanak-Gu, Seoul, Korea 151-706
                    Fax No.:    822-3284-7700
                    Attention:  Yun Ho Lee


     And to Lender: Korea First Bank, Yangjae-dong Branch

                    Fax No.:
                    Attention:


     with a copy to:  Korea First Bank
                      Fax No.:
                      Attention:


9.02 Governing Law and Jurisdiction. This Agreement and the assignment made
     --------------------------------
     pursuant hereto shall be governed by the laws of the Republic of Korea in all respects, including matters of construction, validity and performance. The Borrower hereby submits itself to the non-exclusive jurisdiction of the Seoul District Court in Seoul, Korea for the purposes of any suit, action or proceeding arising out of this Agreement.

9.03 Severability. If any of the provisions of this Agreement shall contravene
     --------------
     any law or regulation or be held invalid, this Agreement shall be construed as if not containing those provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

9.04 Amendments, Changes and Modifications. This Agreement shall not be amended,
     ---------------------------------------
     changed, modified, altered or revised without the prior written approval of both the Lender and the Borrower. This Agreement shall not be amended, changed, modified, altered or revised by an oral agreement by and between the Lender and the Borrower.

9.05 Counterparts. This Agreement may be executed in multiple counterparts, each
     --------------
     of which, when executed, shall constitute an original but all of which together shall constitute one and the same instrument.

9.06 Conflict. In the case of a conflict between the provisions of this
     ----------
     Agreement and the provisions of the Loan Agreement, the Loan Agreement shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


iAsiaWorks Korea Ltd.



By: /s/ Nick Pianim
   -----------------------------
Name: Nick Pianim
Title: Vice President of Global Business Development


KOREA FIRST BANK, YANGJAE-DONG BRANCH


By: /s/ signature illegible
   -----------------------------
Name:
Title:

                                  Appendix A
                                  ----------

                         FORM OF NOTICE OF ASSIGNMENT
                         ----------------------------


                                    [date]

To:  [Insurer]


     Re: Senan Building in Seoul, Korea
         ------------------------------

We, iAsiaWorks Korea Ltd.(the "Borrower"), do hereby give notice that we have assigned to Korea First Bank, Yangjae-dong Branch (the "Lender"), which expressions shall include its successors, transferees and assigns, all of our rights, title and interest (including all benefits and claims) to and in the Insurances pursuant to the terms and conditions provided in a certain insurance assignment agreement entered into by and between the Borrower and the Lender
dated [     ].

It is hereby agreed between the Borrower and the Lender that your company is hereby instructed that all Insurance Proceeds shall be paid in accordance with the following loss payable clause:


1.2  LOSS PAYABLE CLAUSE


     Any claim or money of whatsoever nature and kind payable under or in connection with the Insurance shall be paid to the Lender or to its order, unless and until you company receives notice from the Lender that the Lender has been served.


                                iAsiaWorks Korea Ltd.


                         By:  /s/ Nick Pianim
                            --------------------------------
                         Name: Nick Pianim
                         Title: Vice President of Global Business Development

(fixed date stamp)

                                  Appendix B
                                  ----------


                                   INSURER'S
                             LETTER OF UNDERTAKING


                                    [date]


To:  KOREA FIRST BANK, YANGJAE-DONG BRANCH
     as the Lender in the Loan Agreement


Dear Sirs,


       IAsiaWorks Korea Ltd. - Senan Building in Seoul (the "Building")
       ---------------------   ----------------------------------------

     We acknowledge receipt of the Notice of Assignment dated [        ]
on and in respect of the Building, we hereby undertake and/or confirm that:

1. We have accepted your insurance coverage on the Building upon the terms and conditions set forth in the Appendix I hereto/1/;

2. We shall cause all Insurances, and any renewals of such Insurances or any Insurances substituted (with your consent) therefor and the benefit of the Insurance thereunder, to be received and possessed by you as first assignee, and we shall duly perform our obligations in accordance with the terms of the Loss Payable Clause set forth in the Notice of Assignment, and the said Loss Payable Clause shall be included in and/or endorsed on all the Insurances, renewals and substitutes as aforesaid;

3. Every notice of assignment substantially in the same form of the Notice of Assignment which we have received or will from time to time receive shall be attached upon all Cover Notes, Insurances and Insurance Slips or Contracts, renewals or substitutes as aforesaid; and

4. We have not received notice of any other assignment relating to the Insurances referred to herein.

     Our above undertaking are given subject to our right of set-off or cancellation on default in payment of any premiums due under the Insurances as aforesaid, but we undertake with you (until such time as we may receive written notice to the contrary from you) to advise you immediately if any such premiums are not paid to us by their due date and not to exercise our right of cancellation without giving you fourteen (14) days' notice

_______________
/1/Appendix I will be provided by Insurer
in writing and a reasonable opportunity of paying any outstanding premiums. Notwithstanding anything to the contrary contained in any cover Note, Contract or Insurances or renewals or substitutes, if such defaulted premiums are paid
within such [    ] period, all damages or losses occurring during the period from the due date of premiums to the time of payment thereof shall be covered as if such premium were actually paid on the due date; provided, however, that in the event that such defaulted premium shall not be paid within the aforesaid fourteen day period, we can exercise our right of cancellation.

     We further undertake (until such time as we may receive written notice to the contrary from you) to advise you not later than [ ] days prior to the expiry of the policies aforesaid and any renewals thereof if instruction have not been received for such renewals or further renewal and in the event of our receiving instructions to renew or further to renew as aforesaid to advise you promptly of the details thereof.

     Finally, we undertake to notify you immediately of any material changes which are proposed to be made in the terms of the insurance, or if we cease to be insurer for all purposes connected with the Insurance of the Building or of any circumstances or event whereby the said insurance may become invalid, voidable or otherwise unenforceable.



                              Yours faithfully,



                              /s/ signature illegible
                              ----------------------------------
                                    [Insurer]

                                      E-9